                                                                     Exhibit 4.2

Reconciliation and tie between Midwest Generation, LLC Pass-Through Trust Agreement B, dated as of August 17, 2000, and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass-Through Trust Agreement.



  TRUST INDENTURE ACT OF 1939 SECTION                PASS-THROUGH TRUST AGREEMENT SECTION
  -----------------------------------                ------------------------------------
310 (a) (1)                                          7.8

310 (a) (2)                                          7.8

311 (a)                                              7.17
    (b)                                              7.17

312 (a)                                              7.12 (b); 8.1; 8.2

313 (a)                                              8.4
    (c)                                              8.4

314 (a)(1)                                           5.1
    (c)(1)                                           1.2
    (e)                                              1.2

315 (a)                                              7.1 (a)
    (b)                                              7.2
    (c)                                              7.1 (b)
    (d)                                              7.1 (c)
    (e)                                              6.6


316 (a)(1)                                           6.4; 6.5
    (b)                                              6.7
    (c)                                              1.4 (e)

317 (a)                                              6.3
    (b)                                              7.13

318 (a)                                              12.6

                             MIDWEST GENERATION, LLC
                                       and
                     UNITED STATES TRUST COMPANY OF NEW YORK
                             as Pass-Through Trustee


               --------------------------------------------------
                         PASS-THROUGH TRUST AGREEMENT B
                           Dated as of August 17, 2000
               --------------------------------------------------


                                  $813,500,000


                 MIDWEST GENERATION Series B Pass-Through Trust
                8.56% Initial Pass-Through Certificates, Series B
               8.56% Exchange Pass-Through Certificates, Series B


                                TABLE OF CONTENTS
ARTICLE I  DEFINITIONS...........................................................................................2
    Section 1.1      Definitions.................................................................................2
    Section 1.2      Compliance Certificates and Opinions........................................................9
    Section 1.3      Form of Documents Delivered to Pass-Through Trustee........................................10
    Section 1.4      Acts of Holders............................................................................10

ARTICLE II  ACQUISITION OF LESSOR NOTES; ORIGINAL ISSUANCE OF CERTIFICATES......................................12
    Section 2.1      (a)  Issuance of Certificates; Acquisition of Lessor Notes.................................12
    Section 2.2      Acceptance by Pass-Through Trustee.........................................................13
    Section 2.3      Limitation of Powers.......................................................................13

ARTICLE III  THE CERTIFICATES...................................................................................13
    Section 3.1      Form, Denomination and Execution of Certificates...........................................13
    Section 3.2      Authentication of Certificates.............................................................14
    Section 3.3      Temporary Certificates.....................................................................15
    Section 3.4      Registration of Transfer and Exchange of Certificates......................................15
    Section 3.5      Mutilated, Destroyed, Lost or Stolen Certificates..........................................17
    Section 3.6      Persons Deemed Owners......................................................................17
    Section 3.7      Cancellation...............................................................................17
    Section 3.8      Limitation of Liability for Payments.......................................................18
    Section 3.9      Book Entry and Definitive Certificates.....................................................18
    Section 3.10     Form of Certification......................................................................21

ARTICLE IV  DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS.....................................................22
    Section 4.1      Certificate Account and Special Payments Account...........................................22
    Section 4.2      Distributions from Certificate Account and Special Payments Account........................22
    Section 4.3      Statements to Certificateholders...........................................................24
    Section 4.4      Investment of Special Payment Moneys.......................................................24
    Section 4.5.     Adjustment of Interest Rates Applicable to Certificates....................................25

ARTICLE V  THE COMPANY..........................................................................................25
    Section 5.1      Reports....................................................................................25

ARTICLE VI  DEFAULT.............................................................................................26
    Section 6.1      Events of Default..........................................................................26
    Section 6.2      Incidents of Sale of Lessor Notes..........................................................27
    Section 6.3      Judicial Proceedings Instituted by Pass-Through Trustee....................................27
    Section 6.4      Control by Certificateholders..............................................................28
    Section 6.5      Waiver of Defaults.........................................................................29
    Section 6.6      Undertaking to Pay Court Costs.............................................................29
    Section 6.7      Right of Certificateholders to Receive Payments Not to Be Impaired.........................30
    Section 6.8      Certificateholders May Not Bring Suit Except Under Certain Conditions......................30
    Section 6.9      Remedies Cumulative........................................................................31


                                      i


ARTICLE VII  THE PASS-THROUGH TRUSTEE...........................................................................31
    Section 7.1      Certain Duties and Responsibilities........................................................31
    Section 7.2      Notice of Defaults.........................................................................32
    Section 7.3      Certain Rights of Pass-Through Trustee.....................................................32
    Section 7.4      Not Responsible for Recitals; Issuance of Certificates.....................................33
    Section 7.5      May Hold Certificates......................................................................34
    Section 7.6      Money Held in Pass-Through Trust...........................................................34
    Section 7.7      Compensation, Reimbursement and Indemnification............................................34
    Section 7.8      Corporate Trustee Required; Eligibility....................................................34
    Section 7.9      Resignation and Removal; Appointment of Successor..........................................35
    Section 7.10     Acceptance of Appointment by Successor.....................................................36
    Section 7.11     Merger, Conversion, Consolidation or Succession to Business................................37
    Section 7.12     Maintenance of Agencies....................................................................37
    Section 7.13     Money for Certificate Payments to Be Held in Trust.........................................38
    Section 7.14     Registration of Lessor Notes in Pass-Through Trustee's Name................................39
    Section 7.15     Withholding Taxes; Information Reporting...................................................39
    Section 7.16     Pass-Through Trustee's Liens...............................................................40
    Section 7.17     Preferential Collection of Claims..........................................................40

ARTICLE VIII  CERTIFICATEHOLDERS' LISTS AND REPORTS.............................................................40
    Section 8.1      The Company to Furnish Pass-Through Trustee with Names and Addresses of
                     Certificateholders.........................................................................40
    Section 8.2      Preservation of Information................................................................40
    Section 8.3      Records by the Company.....................................................................40
    Section 8.4      Reports by the Pass-Through Trustee........................................................41

ARTICLE IX  SUPPLEMENTAL TRUST AGREEMENTS.......................................................................41
    Section 9.1      Supplemental Trust Agreement Without Consent of Certificateholder..........................41
    Section 9.2      Supplemental Trust Agreements with Consent of Certificateholders...........................42
    Section 9.3      Documents Affecting Immunity or Indemnity..................................................43
    Section 9.4      Execution of Supplemental Trust Agreements.................................................43
    Section 9.5      Effect of Supplemental Trust Agreements....................................................43
    Section 9.6      Reference in Certificates to Supplemental Trust Agreements.................................44

ARTICLE X  AMENDMENTS TO LEASE INDENTURES AND  OTHER LEASE FINANCING DOCUMENTS..................................44
    Section 10.1     Amendments and Supplements to Lease Indenture and Other Lease Financing Documents..........44

ARTICLE XI  TERMINATION OF PASS-THROUGH TRUST...................................................................45
    Section 11.1     Termination of the Pass-Through Trust......................................................45

ARTICLE XII  MISCELLANEOUS PROVISIONS...........................................................................46
    Section 12.1     Limitation on Rights of Certificateholders.................................................46
    Section 12.2     Certificates Nonassessable and Fully Paid..................................................46
    Section 12.3     Notice.....................................................................................46
    Section 12.4     Governing Law..............................................................................46

                                      ii


    Section 12.5     Severability of Provisions.................................................................47
    Section 12.6.    Trust Indenture Act Controls...............................................................47
    Section 12.7     Effect of Headings and Table of Contents...................................................47
    Section 12.8     Successors and Assigns.....................................................................47
    Section 12.9     Benefits of Pass-Through Trust Agreement...................................................47
    Section 12.10    Legal Holidays.............................................................................47
    Section 12.11    Counterparts...............................................................................47

SCHEDULE 1    -   Participation Agreement
EXHIBIT A     -   Form of Pass-Through Certificate
EXHIBIT B     -   Form of Pass-Through Trustee's Certificate of Authentication
EXHIBIT C     -   Form of Transfer Certificate
EXHIBIT D     -   Form of Purchase Letter for Institutional Accredited Investors

                  PASS-THROUGH TRUST AGREEMENT B, dated as of August 17, 2000, with respect to the formation of the Midwest Generation Series B Pass-Through Trust, between Midwest Generation, LLC, a Delaware limited liability company, and United States Trust Company of New York, a New York banking corporation, as Pass-Through Trustee.
                              W I T N E S S E T H:
                  WHEREAS, each of the Powerton Trusts has purchased a separate Powerton Undivided Interest from the Company and is leasing such interest to the Company pursuant to a Lease Transaction (as such terms and certain other capitalized terms used herein are defined below);
                  WHEREAS, each of the Joliet Trusts has purchased a separate Joliet Undivided Interest from the Company and is leasing such interest to the Company pursuant to a Lease Transaction;
                  WHEREAS, pursuant to each Lease Transaction, each Owner Trust will issue, on a non-recourse basis, Lessor Notes under a Lease Indenture in order to finance and refinance a portion of the purchase price for the related Undivided Interest purchased by such Owner Trust;
                  WHEREAS, pursuant to the terms and conditions of this Pass-Through Trust Agreement and the Participation Agreements relating to the Lease Transactions, Lessor Notes are to be sold to the Pass-Through Trust by each Owner Trust, and the Pass-Through Trust will purchase such Lessor Notes and will hold such Lessor Notes in trust for the benefit of the Certificateholders;
                  WHEREAS, the Pass-Through Trustee, upon the execution and delivery of this Pass-Through Trust Agreement, hereby declares the creation of this Pass-Through Trust for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the Pass-Through Trust and by their respective acceptances of the Certificates join in the creation of this Pass-Through Trust with the Pass-Through Trustee; and
                  WHEREAS, to facilitate the sale of the Lessor Notes to the Pass-Through Trust and the purchase of the Lessor Notes by the Pass-Through Trust, the Company has duly authorized the execution, delivery and effectiveness of this Pass-Through Trust Agreement as the "issuer", as such term is defined in and solely for purposes of the Securities Act of 1933, as amended (the "Securities Act"), of the Certificates deemed to be issued pursuant hereto and as the "obligor", as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended from time to time (the "Trust Indenture Act"), with respect to all such Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Pass-Through Trustee.
                  WHEREAS, upon issuance of the Exchange Certificates, if any, or the effectiveness of the Shelf Registration Statement, this Agreement, as amended or supplemented from time to time, will be subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

                  NOW, THEREFORE,
                  In consideration of the foregoing premises, the mutual agreements herein contained, and of the other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 DEFINITIONS. (a) Capitalized terms used in this Pass-Through Trust Agreement, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the applicable Participation Agreement, unless the context hereof shall otherwise require. The general provisions of Appendix A to such Participation Agreement shall apply to the terms used in this Pass-Through Trust Agreement and specifically defined herein.
                  (b) As used in this Pass-Through Trust Agreement, the following terms shall have the respective meanings assigned thereto as follows:
                  ACT: When used with respect to any Holder, has the meaning specified in Section 1.4.
                  AUTHORIZED AGENT: Means any Paying Agent or Registrar. AVOIDABLE TAX. Has the meaning specified in Section 7.9(e). BOOK-ENTRY CERTIFICATES: Means a beneficial interest in the
Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.9.
                  CERTIFICATE: Means any one of the Initial Certificates or Exchange Certificates that are Outstanding as of the Transfer Date and any such Initial Certificates or Exchange Certificates issued in exchange therefor or replacement thereof pursuant to this Pass-Through Trust Agreement.

                  CERTIFICATE ACCOUNT: Means that account or accounts created and maintained pursuant to Section 4.1(a).
                  CERTIFICATE OWNER: Means, when used in Section 3.9, the Person for whom a Clearing Agency Participant acts.
                  CERTIFICATE OWNER REQUEST: Means a request to the Pass-Through Trustee to receive the reports and other information the Company, EME or any other Person is required to furnish to the Pass-Through Trustee pursuant to the Operative Documents, which request certifies that the Person making the request is a Certificateholder or Certificate Owner. Any Certificateholder or Certificate Owner making a Certificate Owner Request may specify its election to receive such information from the Pass-Through Trustee on an ongoing basis.
                  CERTIFICATEHOLDER OR HOLDER: Means the Person in whose name a Certificate is registered in the Register, except that, when used in Section 3.9, such term means the Certificate Owners.
                  CLEARING AGENCY: Means an organization registered as a clearing agency pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.
                  CLEARING AGENCY PARTICIPANT: Means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  CLEARSTREAM, LUXEMBOURG:  Has the meaning specified in
Section 3.9.
                  CLOSING DATE:  Means August 24, 2000.
                  COMMISSION: Means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934 as amended, or any successor body.
                  COMPANY: Means Midwest Generation, LLC, a Delaware limited liability company, or its successor in interest.
                  CONSIDERATION: Has the meaning specified in Section 2.1(a). CORPORATE TRUST OFFICE: With respect to the Pass-Through
Trustee, any Owner Trustee and any Lease Indenture Trustee, means the office of such trustee in the city in which at any particular time its corporate trust business shall be principally administered.
                  DEFAULT: Means any event which is or, after notice or lapse of time or both would become, an Event of Default.
                  DEFINITIVE CERTIFICATES:  Has the meaning specified in
Section 3.9.
                  DIRECTION: Has the meaning specified in Section 1.4(c). DISTRIBUTION DATE: With respect to distributions of Scheduled
Payments, means each January 2 and July 2 of each year until payment of all the Scheduled Payments to be made under the applicable Lessor Notes has been made, commencing on January 2, 2001.
                  DTC: Means The Depository Trust Company and any successor that is a Clearing Agency.
                  EFFECTIVE DATE:  Has the meaning specified in Section 4.5(b).
                  EME:  Means Edison Mission Energy, a California corporation.
                  EUROCLEAR:  Has the meaning specified in Section 3.9.
                  EXCHANGE ACT: Has the meaning specified in Section 5.1. EXCHANGE CERTIFICATES: Means the pass-through certificates issued in exchange for the Initial Certificates pursuant to the Registration Rights Agreement and authenticated under the this Pass-Through Trust Agreement.

                  EXCHANGE OFFER: Means the exchange offer which may be made pursuant to the Registration Rights Agreement to exchange Initial Certificates for Exchange Certificates.

                  EXCHANGE OFFER REGISTRATION STATEMENT: Means the registration statement that, pursuant to the Registration Rights Agreement, is filed by the Company and EME with the Commission with respect to the exchange of Initial Certificates for Exchange Certificates and the Other Certificates.

                  EVENT OF DEFAULT:  Has the meaning specified in Section 6.1.
                  FACILITY: Means the Joliet Facility or the Powerton Facility, as the context requires.
                  FRACTIONAL UNDIVIDED INTEREST: Means the fractional undivided interest in the Pass-Through Trust that is evidenced by a Certificate.
                  HOLDER:  See Certificateholder.
                  ILLIQUIDITY EVENT: Has the meaning specified in the Registration Rights Agreement.

                  INITIAL CERTIFICATES: Means the "Initial Certificates" issued and authenticated under this Pass-Through Trust Agreement, and any certificates issued and authenticated hereunder substantially in the form of Exhibit A thereto, other than the Exchange Certificates.

                  INSTITUTIONAL ACCREDITED INVESTOR: Means an institutional "accredited investor", as such term (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).
                  JOLIET FACILITY: Means Units No. 7 and No. 8 of the 1,358 MW coal-fired electric generating station in Joliet, Illinois.
                  JOLIET PARTY: Means any owner trust, owner participant or owner lessor in connection with any Lease Transaction related to the Joliet Facility.
                  JOLIET GENERATION I: Means Joliet Generation I, LLC, a Delaware limited liability company, and any successors and assigns permitted by the applicable Participation Agreement.
                  JOLIET GENERATION II: Means Joliet Generation II, LLC, a Delaware limited liability company, and any successors and assigns permitted by the applicable Participation Agreement.
                  JOLIET TRUST: Means one or more as the context may require of Joliet Trust I and Joliet Trust II.
                  JOLIET TRUST I: Means Joliet Trust I, a Delaware business trust.
                  JOLIET TRUST II: Means Joliet Trust II, a Delaware business trust.
                  JOLIET UNDIVIDED INTEREST: Means, as the context may require, the 63.6% undivided ownership interest of Joliet Trust I in the Joliet Facility and the 36.4% undivided ownership interest of Joliet Trust II in the Joliet Facility.
                  LEASE: Means a Facility Lease Agreement between an Owner Trust, as the lessor, and the Company, as the lessee, entered into in connection with a Lease Transaction, as such Lease may be amended or supplemented in accordance with its terms.
                  LEASE EVENT OF DEFAULT: Means any Lease Event of Default (as such term is defined in the applicable Lease).
                  LEASE FINANCING DOCUMENTS: Means, with respect to any Lease Transaction, the Pass-Through Trust Agreements and the applicable Lease Indenture, Lessor Notes, EME Guarantee, Certificates and other agreements, documents and instruments delivered in connection with the Lease Indenture and the Lessor Notes.
                  LEASE INDENTURE: Means (i) an Indenture of Trust, Mortgage and Security Agreement between an Owner Trust and a Lease Indenture Trustee, entered into in connection with a Lease Transaction, as the same may be amended or supplemented in accordance with its terms and (ii) any Indenture of Trust, Mortgage and Security Agreement, or analogous document, between the Company and a Lease Indenture Trustee, entered into in connection with the assumption by the Company of the indebtedness evidenced by any Lessor Note, as the same may be amended or supplemented in accordance with its terms. The term LEASE INDENTURE refers to any one or all of such Lease Indentures, as the context requires.
                  LEASE INDENTURE DEFAULT: Means any event which is, or after notice or lapse of time or both would become, a Lease Indenture Event of Default.
                  LEASE INDENTURE EVENT OF DEFAULT: Means any Lease Indenture Event of Default (as such term is defined in an applicable Lease Indenture).
                  LEASE INDENTURE TRUSTEE: Means a bank or trust company acting as indenture trustee under an applicable Lease Indenture; and any successor to such Lease Indenture Trustee as such trustee.
                  LEASE TRANSACTION: Means a sale-leaseback transaction in respect of an Undivided Interest between the Company and an Owner Trust that is financed in part by the issuance of

Lessor Notes to the Pass-Through Trustee, as contemplated by the applicable Participation Agreement and the agreements and instruments referred to therein.
                  LESSOR NOTE: Means any one of the Series B Lessor Notes (as defined in a Lease Indenture) issued under a Lease Indenture, including any lessor note issued under the Lease Indenture in replacement or substitution therefor, held by the Pass-Through Trustee.
                  LETTER OF REPRESENTATIONS: Means the agreement among the Company, the Pass-Through Trustee and the initial Clearing Agency.
                  NON-GLOBAL PURCHASERS:  Has the meaning specified in
Section 3.9.
                  OPINION OF COUNSEL: Means an opinion in writing signed by legal counsel, who may be counsel designated by the Company, an Owner Trust or a Lease Indenture Trustee, whether or not such counsel is an employee of any of them, and who shall be acceptable to the Pass-Through Trustee in its reasonable discretion.
                  OTHER CERTIFICATES: Means the pass-through trust certificates issued pursuant to the Other Pass-Through Trust Agreement.
                  OTHER PASS-THROUGH TRUSTEE: Means the Pass-Through Trustee pursuant to the Other Pass-Through Trust Agreement.
                  OTHER PASS-THROUGH TRUST AGREEMENT: Means the Pass-Through Trust Agreement A, dated as of August 17, 2000.
                  OUTSTANDING: When used with respect to Certificates, means, as of the date of determination, and subject to Section 1.4(c), all Certificates theretofore authenticated and delivered under this Pass-Through Trust Agreement, except:
                  (i) Certificates theretofore canceled by the Registrar or delivered to the Pass-Through Trustee or the Registrar for cancellation;
                  (ii) Certificates for which money in the full amount has been theretofore deposited with the Pass-Through Trustee or any Paying Agent in trust for the holders of such Certificates as provided in Section
         4.1 pending distribution of such money to the Certificateholders pursuant to the final distribution payment to be made pursuant to
         Section 11.1; and
                  (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Pass-Through Trust Agreement.
                  OWNER PARTICIPANT: Means one or more, as the context may require, of (i) Powerton Generation I, (ii) Powerton Generation II, (iii) Joliet Generation I and (iv) Joliet Generation II and any successors and assigns permitted by the applicable Participation Agreement.
                  OWNER TRUSTEE: Means, initially, Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee of each of the Owner Trusts pursuant to the related Trust Agreement; and any successor to such Owner Trustee as such trustee.
                  OWNER TRUSTS: Means one or more as the context may require of the Powerton Trusts and the Joliet Trusts.
                  PARTICIPATION AGREEMENT: Means one or more as the context may require of the related Participation Agreements enumerated in Schedule 1 hereto among the Company, EME, an Owner Participant, an Owner Trust, an Owner Trustee, a Lease Indenture Trustee, and the Pass-Through Trustee, providing for a Lease Transaction.
                  PASS-THROUGH TRUST: Means the trust created by this Pass-Through Trust Agreement, the estate of which consists of the Trust Property.

                  PASS-THROUGH TRUSTEES: Means, collectively, the Pass-Through Trustee and the Other Pass-Through Trustee.
                  PAYING AGENT: Means the paying agent maintained and appointed pursuant to Section 7.12.
                  PERMANENT REGULATION S GLOBAL CERTIFICATE: Has the meaning specified in Section 3.9.
                  PERMITTED GOVERNMENT INVESTMENT: Means obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date.
                  POWERTON FACILITY: Means the 1,538 MW net coal-fired electric-generating station in Pekin, Illinois.
                  POWERTON GENERATION I: Means Powerton Generation I, LLC, a Delaware limited liability company, and any successors and assigns permitted by the applicable Participation Agreement.
                  POWERTON GENERATION II: Means Powerton Generation II, LLC, a Delaware limited liability company, and any successors and assigns permitted by the applicable Participation Agreement.
                  POWERTON TRUST: Means one or more as the context may require, of Powerton Trust I and Powerton Trust II.
                  POWERTON TRUST I: Means Powerton Trust I, a Delaware business trust.
                  POWERTON TRUST II: Means Powerton Trust II, a Delaware business trust.
                  POWERTON UNDIVIDED INTEREST: Means, as the context may require, the 63.6% undivided ownership interest of Powerton Trust I in the Powerton Facility and the 36.4% undivided ownership interest of Powerton Trust II in the Powerton Facility.
                  PURCHASE AGREEMENT: Means the Purchase Agreement dated August 17, 2000 among the representatives of the Initial Purchasers, the Company and EME, as the same may be implemented, supplemented or otherwise modified from time to time in accordance with its terms.
                  RECORD DATE: Means (i) for Scheduled Payments to be distributed on any Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Special Distribution Date.
                  REGISTER AND REGISTRAR: Means the register maintained and the registrar appointed pursuant to Sections 3.4 and 7.12.
                  REGISTRATION RIGHTS AGREEMENT: Means the Exchange and Registration Rights Agreement dated as of August 17, 2000, among the representatives of the Initial Purchasers, the Company and EME, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  REGULATION S GLOBAL CERTIFICATE:  Has the meaning specified in
Section 3.9.
                  REPORTING CESSATION:  Has the meaning specified in
Section 5.1.
                  REQUEST: Means a request by the Company setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.2.

                  RESPONSIBLE OFFICER: When used with respect to the initial Pass-Through Trustee, the initial Lease Indenture Trustee or any Owner Trustee, means any officer in the Corporate Trust Office having direct responsibility for the administration of the Operative Documents; when used with respect to any successor Pass-Through Trustee, or successor Lease Indenture Trustee, means the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller and any assistant comptroller, and, when used with respect to the Pass-Through Trustee and any Lease Indenture Trustee, also means any other officer of the Pass-Through Trustee or any Lease Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, when used with respect to the Pass-Through Trustee, any Lease Indenture Trustee or any Owner Trustee with respect to a particular corporate trust matter, or any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  RESTRICTED CERTIFICATE:  Has the meaning specified in
Section 3.1.
                  RESTRICTED GLOBAL CERTIFICATE:  Has the meaning specified in
Section 3.9.
                  SCHEDULED PAYMENT: With respect to a Distribution Date, means any payment (other than Special Payments) of principal and interest on a Lessor Note, due from the Owner Trust, which payment represents the payment of a regularly scheduled installment of principal then due on such Lessor Note, or the payment of regularly scheduled interest accrued on such Lessor Note.
                  SHELF REGISTRATION STATEMENT: Means the shelf registration statement which may be required to be filed by the Company and EME with the Commission pursuant to the Registration Rights Agreement, other than an Exchange Offer Registration Statement.

                  SPECIAL DISTRIBUTION DATE: Means (i) with respect to the prepayment of any Lessor Notes, the day on which such prepayment is scheduled to occur pursuant to the terms of the applicable Lease Indenture and (ii) with respect to any Special Payment relating to a Lessor Note other than as described in clause (i) of the definition of Special Payment, the earliest second day of a month for which it is practicable for the Pass-Through Trustee to give notice pursuant to Section 4.2(c).
                  SPECIAL PAYMENT: With respect to a Lessor Note, means (i) any payment of principal, premium, if any, and interest on such Lessor Note resulting from the prepayment of such Lessor Note pursuant to the applicable provisions of the applicable Lease Indenture, (ii) any payment of principal and interest (including any interest accruing upon default) on, or any other amount in respect of, such Lessor Note upon a Lease Indenture Event of Default in respect thereof or upon the exercise of remedies under the applicable Lease Indenture, (iii) any Special Payment referred to in clause (i) of this definition or any Scheduled Payment which is not in fact paid within five days of the Special Distribution Date or Distribution Date applicable thereto, or
(iv) any proceeds from the sale of any Lessor Note by the Pass-Through Trustee pursuant to Article VI hereof, and SPECIAL PAYMENTS means all of such Special Payments.
                  SPECIAL PAYMENTS ACCOUNT: Means the account or accounts created and maintained pursuant to Section 4.1(b).
                  TEMPORARY REGULATION S GLOBAL CERTIFICATE: Has the meaning specified in Section 3.9.

                  TRANSFER DATE: Means the closing date of the public offering of the Certificates.
                  TRUST INDENTURE ACT: Has the meaning specified in the recitals hereto.
                  TRUST PROPERTY: Means the Lessor Notes held as the property of the Pass-Through Trust created hereby and all monies at any time paid thereon and all monies due and to become due thereunder, funds from time to time deposited in the Certificate Account and the Special Payments Account and any proceeds from the sale by the Pass-Through Trustee pursuant to Article VI hereof of any Lessor Note.
                  UNDIVIDED INTEREST: Means, as the context may require, the Joliet Undivided Interest and/or the Powerton Undivided Interest.
                  Section 1.2 COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Company, an Owner Trust or a Lease Indenture Trustee to the Pass-Through Trustee to take any action under any provision of this Pass-Through Trust Agreement, the Company, such Owner Trust or such Lease Indenture Trustee, as the case may be, shall furnish to the Pass-Through Trustee
(i) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Pass-Through Trust Agreement relating to the proposed action have been complied with and (ii) as to any legal matters involved, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Pass-Through Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.
                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Pass-Through Trust Agreement (other than a certificate provided pursuant to Section 5.1(b)) shall include:
                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
                  Section 1.3 FORM OF DOCUMENTS DELIVERED TO PASS-THROUGH TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.
                  Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.
                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Pass-Through Trust Agreement, they may, but need not, be consolidated and form one instrument.

                  Section 1.4 ACTS OF HOLDERS. (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Pass-Through Trust Agreement in respect of the Certificates to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Pass-Through Trustee and, where it is hereby expressly required, to the Company, any Owner Trust or any Lease Indenture Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Pass-Through Trust Agreement and (subject to Section 7.1) conclusive in favor of the Pass-Through Trustee, the Company, the related Owner Trust and the related Lease Indenture Trustee, if made in the manner provided in this Section.
                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Pass-Through Trustee deems sufficient.
                  (c) In determining whether the Holders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any direction, consent, request, demand, authorization, notice or waiver (a "DIRECTION"), under this Pass-Through Trust Agreement, Certificates owned by the Company, EME, any Owner Trust, any Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding under this Pass-Through Trust Agreement for purposes of any such determination. In determining whether the Pass-Through Trustee shall be protected in relying upon any such Direction, only Certificates which the Pass-Through Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing,
(i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Pass-Through Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, an Owner Trust, an Owner Participant or any Affiliate of any such Persons.
                  (d) For all purposes of this Pass-Through Trust Agreement, all Initial Certificates and all Exchange Certificates shall vote and take all other actions of Certificateholders together as one class of Certificates.
                  (e) The Company may at its option, by delivery of an Officer's Certificate to the Trustee, set a record date to determine the Certificateholders entitled to give any Direction. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Certificateholders of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Certificates shall be computed as of such record date; PROVIDED that no such Direction by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Pass-Through Trust Agreement not later than one year after such record date.
                  (f) Any Act by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of the related Direction is made upon such Certificate.
                  (g) Except as otherwise provided in Section 1.4(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Pass-Through Trust
Agreement, without preference, priority or distinction as among all of the Certificates.

                                   ARTICLE II

                          ACQUISITION OF LESSOR NOTES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  Section 2.1 (a) ISSUANCE OF CERTIFICATES; ACQUISITION OF LESSOR NOTES. The Pass-Through Trustee, at or promptly following the execution and delivery of this Pass-Through Trust Agreement, shall also execute and deliver Participation Agreements, in the form delivered to the Pass-Through Trustee on or prior to the date of the execution and delivery hereof. On the Transfer Date, upon delivery of an authentication order by the Company and the satisfaction of the closing conditions with respect to any Lessor Notes to be purchased on the Transfer Date, the Pass-Through Trustee shall execute, deliver and authenticate, on behalf of the Pass-Through Trust, Initial Certificates equaling in the aggregate the aggregate principal amount of the Lessor Notes deposited into the Pass-Through Trust on the Transfer Date. The Initial Certificates so executed, delivered and authenticated on the Transfer Date shall evidence the entire ownership of the Pass-Through Trust. The Pass-Through Trust shall issue such Initial Certificates on the Transfer Date, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration (the "CONSIDERATION") in an amount equal to the aggregate principal amount of such Lessor Notes referred to in the second preceding sentence. The Pass-Through Trust shall purchase Lessor Notes on the Transfer Date at an aggregate purchase price equal to the amount of the Consideration so received. Except as provided in Sections 3.4 and 3.5 hereof, the Pass-Through Trustee shall not execute or deliver Initial Certificates in excess of the aggregate amount specified in this paragraph. The aggregate Fractional Undivided Interest of Certificates shall not at any time exceed $813,500,000.
                  (b) ASSUMPTION OF LESSOR NOTES. If an Eligible Successor shall assume the obligations of an Owner Trust under any Lessor Note pursuant to Section 2.12 of the applicable Lease Indenture, (i) if requested by the applicable Lease Indenture Trustee, the Pass-Through Trustee shall surrender the Lessor Notes issued pursuant to Section 2.12 of such Lease Indenture to the applicable Lease Indenture Trustee in exchange for new Lessor Notes of the same aggregate outstanding principal amount as the Lessor Notes so surrendered, bearing interest at the same rate, and having the same maturity and amortization schedule, and otherwise of similar tenor, issued under such Lease Indenture and any new Lease Indenture entered into by such Eligible Successor and the applicable Lease Indenture Trustee in connection with such assumption, and (ii) thereafter each reference to such Lessor Notes in this Pass-Through Trust Agreement shall be deemed to include a reference to such new Lessor Notes or the existing Lessor Notes as assumed by such Eligible Successor.
                  (c) AUTHENTICATION. Any authentication order delivered by the Company hereunder shall be signed by one of its authorized signatories and shall specify the amount at maturity of the Certificates to be authenticated and the date on which the original issue of Certificates is to be authenticated. The Pass-Through Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Certificates. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Certificates whenever the Pass-Through Trustee may do so.
Each reference in this Pass-Through Trust Agreement to authentication by the Pass-Through Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
                  Section 2.2 ACCEPTANCE BY PASS-THROUGH TRUSTEE. The Pass-Through Trustee, upon the execution and delivery of this Pass-Through Trust Agreement, acknowledges its acceptance of all right, title, and interest in and to the Lessor Notes acquired pursuant to Section 2.1 hereof and declares that the Pass-Through Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all present and future Certificateholders, upon the trusts herein set forth. By its payment for and acceptance of each Certificate issued to it hereunder, each initial Certificateholder as grantor of the Pass-Through Trust thereby joins in the creation and declaration of the Pass-Through Trust.
                  Section 2.3 LIMITATION OF POWERS. The Pass-Through Trust is constituted solely for the purpose of making the investment in the Lessor Notes, and, except as set forth herein, the Pass-Through Trustee is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Pass-Through Trustee is not authorized or empowered to do anything that would cause the Pass-Through Trust to fail to qualify as a grantor trust for federal income tax purposes (including, as subject to this restriction, acquiring a Facility by bidding the Lessor Notes or otherwise, or taking any action with respect to an Undivided Interest or a Facility once acquired).

                                   ARTICLE III

                                THE CERTIFICATES

                  Section 3.1 FORM, DENOMINATION AND EXECUTION OF CERTIFICATES.
(a) The Initial Certificates shall be known as the "8.56% INITIAL PASS-THROUGH CERTIFICATES, SERIES B" and the Exchange Certificates shall be known as the "8.56% EXCHANGE PASS-THROUGH CERTIFICATES, SERIES B", in each case, of the Pass-Through Trust. Each Certificate shall represent a fractional undivided interest in the Pass-Through Trust. The Certificates shall be issued in registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Pass-Through Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Pass-Through Trustee or by the officer executing such Certificates, such determination by said officer to be evidenced by such officer signing the Certificates.
                  (b) Except as provided in Section 3.9, definitive
Certificates shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificates may be listed, all as determined by the officer executing such Certificates, as evidenced by such officer's execution of such Certificates.
                  (c) During the period beginning on the Closing Date and ending on the date two years from the Closing Date, all Initial Certificates issued on the Closing Date, and all Certificates issued upon registration of transfer of, or in exchange for, such Initial Certificates, shall be "RESTRICTED CERTIFICATES" and shall be subject to the restrictions on transfer provided in the legend set forth on the face of the form of certificate in Exhibit A; PROVIDED, HOWEVER, that the term "RESTRICTED CERTIFICATES" shall not include Certificates as to which such restrictions on transfer have been terminated in accordance with Section 3.4. All Restricted Certificates shall bear the legend set forth on the face of the Certificate in Exhibit A. Certificates which are not Restricted Certificates shall not bear such legend.
                  (d) The Initial Certificates shall be issued in minimum denominations of $100,000 or integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. The Exchange Certificates will be issued in denominations of $1,000 or integral multiples thereof, except that one Certificate may be issued in a different denomination.
                  The Certificates shall be executed on behalf of the Pass-Through Trust by manual or facsimile signature of a Responsible Officer of the Pass-Through Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Pass-Through Trustee shall be valid and binding obligations of the Pass-Through Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Pass-Through Trust Agreement, or be valid for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B hereto executed by the Pass-Through Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated on the date of their authentication.
                  Section 3.2 AUTHENTICATION OF CERTIFICATES. Upon delivery of an authentication order by the Company, the Pass-Through Trustee on the Transfer Date shall cause to be authenticated and delivered Certificates duly authenticated by the Pass-Through Trustee, in authorized denominations equaling in the aggregate the aggregate principal amount of the Lessor Notes purchased on the Transfer Date and evidencing the entire ownership of the Pass-Through Trust.
                  Section 3.3 TEMPORARY CERTIFICATES. Pending the preparation of definitive Certificates, the Pass-Through Trustee may execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by their execution of such temporary Certificates.
                  If temporary Certificates are issued, the Pass-Through Trustee will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office of the Pass-Through Trustee, or at the office or agency of the Pass-Through Trustee maintained in accordance with Section 7.12, without charge to the Holder upon surrender for cancellation of any one or more temporary Certificates, the Pass-Through Trustee shall execute, authenticate and deliver in exchange therefor definitive Certificates of authorized denominations of a like aggregate Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Pass-Through Trust Agreement as definitive Certificates.
                  Section 3.4 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. Unless and until (i) an Initial Certificate is sold under an effective Shelf Registration Statement, or (ii) an Initial Certificate is exchanged for an Exchange Certificate pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the terms of the Registration Rights Agreement, the following provisions shall apply to such Initial
Certificates:
                  (a) The Pass-Through Trustee shall cause to be kept, at the office or agency to be maintained by it in accordance with the provisions of
Section 7.12, a register (the "REGISTER") in which, subject to the provisions of this Section 3.4 and the Certificates, the Pass-Through Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Pass-Through Trustee shall initially be the registrar (the "REGISTRAR") for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided.
The Company, upon notice to the Pass-Through Trustee, may change the Registrar at any time.

                  (b) Every Restricted Certificate shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Certificate pursuant to Section 3.1, and the Holder of each Restricted Certificate, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. Whenever any Restricted Certificate is presented or surrendered for registration of transfer or for exchange for a Certificate registered in a name other than that of the Holder, such Restricted Certificate must be accompanied by a certificate in substantially the form set forth in Exhibit C hereto, dated the date of such surrender and signed by the Holder of such Restricted Certificate, as to compliance with such restrictions on transfer. Neither the Pass-Through
Trustee nor any Registrar shall be required to accept for such registration of transfer or exchange any Restricted Certificate not so accompanied by a properly completed certificate. Notwithstanding the preceding two sentences, a properly completed certificate shall not be required in connection with any transfer of any Restricted Certificate through the facilities of DTC or any other United States securities clearance and settlement organization, PROVIDED that such transfer does not require a change in the name (other than to another nominee of DTC or such other securities clearance and settlement organization) in which such Restricted Certificate is then registered.
                  Whenever any Restricted Certificate is proposed to be transferred by a Holder to an Institutional Accredited Investor, the Pass-Through Trustee shall have received from such Institutional Accredited Investor, prior to such transfer, a signed letter substantially in the form of Exhibit D relating to certain representations and agreements regarding restrictions on transfer of such Restricted Certificate. In addition, the Holder of the Restricted Certificate proposed to be transferred must, prior to such transfer, furnish to the Registrar such certifications (as required by and in the form set forth in this Pass-Through Trust Agreement), Opinions of Counsel or other information as the Registrar may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration rights of the Securities Act.
                  The restrictions imposed by this Section 3.4 and Section 3.1 upon the transferability of any particular Restricted Certificate shall cease and terminate if and when such Restricted Certificate has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 under the Securities Act (or any successor provision thereto), unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provision). Any Restricted Certificate as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Certificate for exchange to the Pass-Through Trustee or any Registrar in accordance with the provisions of this Section 3.4 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 or any successor provision, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and the Pass-Through Trustee and in form acceptable to the Company, to the effect that the transfer of such Restricted Certificate has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Certificate, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 3.1. The Company shall promptly inform the Pass-Through Trustee in writing of the effective date of any registration statement registering the Certificates under the Securities Act. The Pass-Through Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.
                  (c) Upon surrender for registration of transfer of any Certificate that is not a Restricted Certificate at the Corporate Trust
Office or such other office or agency, the Pass-Through Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates, in authorized denominations of a like aggregate Fractional Undivided Interest.
                  (d) At the option of a Certificateholder, Certificates may be exchanged for other Certificates, in authorized denominations and of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, that a Restricted Certificate may only be exchanged for another Restricted
Certificate, until such restrictions on such Restricted Certificate shall cease and terminate in accordance with the terms of this Section 3.4 and PROVIDED ALSO, that no exchanges of Initial Certificates for Exchange Certificates shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission (notice of which shall be provided to the Pass-Through Trustee by the Company). Whenever any Certificates are so surrendered for exchange, the Pass-Through Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass-Through Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

                  (e) No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Pass-Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.
                  (f) All Certificates surrendered for registration of transfer and exchange shall be canceled and disposed of in accordance with the usual practices of the Pass-Through Trustee.
                  Section 3.5 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) in the case of such destruction, loss or theft, there is delivered to the Registrar and the Pass-Through Trustee such security, indemnity or bond as may be required by them to save each of them and the Pass-Through Trust harmless, then, in the absence of notice to the Registrar or the Pass-Through Trustee that such Certificate has been acquired by a bona fide purchaser, the Pass-Through Trustee, on behalf of the Pass-Through Trust, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Fractional Undivided Interest with the same final Distribution Date. In connection with the issuance of any new Certificate under this Section 3.5, the Pass-Through Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Pass-Through Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Pass-Through Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
                  Section 3.6 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Pass-Through Trustee, the Company, the Owner Trust, the Registrar and any Paying Agent may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.2 and for all other purposes whatsoever, and neither the Pass-Through Trustee, the Company, the Owner Trust, the Registrar nor any Paying Agent shall be affected by any notice to the contrary.
                  Section 3.7 CANCELLATION. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to any Person a party hereto other than the Registrar, be delivered by such Person to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Pass-Through Trust Agreement. All canceled Certificates held by the Registrar shall be disposed of in accordance with the usual practice of the Pass-Through Trustee and, if destroyed, a certification of their destruction shall be delivered to the Pass-Through Trustee.
                  Section 3.8 LIMITATION OF LIABILITY FOR PAYMENTS. All payments or distributions made to Certificateholders under this Pass-Through Trust Agreement shall be made only from the Trust Property and only to the extent that the Pass-Through Trust shall have received sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Pass-Through Trust Agreement. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to the Holder thereof as provided in this Pass-Through Trust Agreement. Nothing in this Pass-Through Trust Agreement shall be construed as an agreement, or otherwise creating an obligation, of (a) the Company, the Pass-

Through Company or the Pass-Through Trustee to pay any of the principal, premium, if any, and interest due from time to time under the Lessor Notes or
(b) the Company or the Pass-Through Company to pay any amount due from time to time in respect of the Certificates. The liability of an Owner Trust under Lessor Notes shall be limited as set forth therein and in the applicable
Lease Indenture.
                  Section 3.9 BOOK ENTRY AND DEFINITIVE CERTIFICATES. (a) Except for Certificates issued to Institutional Accredited Investors who are not also qualified institutional buyers ("NON-GLOBAL PURCHASERS"), which must be issued in the form of definitive, fully registered Certificates without interest coupons ("DEFINITIVE CERTIFICATES"), the Certificates may be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Company. In such case, the Certificates delivered to DTC shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided above and in subsection (d) below. As to the Book-Entry Certificates, unless and until Definitive Certificates have been issued pursuant to subsection (d) below:
                  (i) the provisions of this Section 3.9 shall be in full force and effect;
                 (ii) the Company, any Owner Trust, the Paying Agent, the Registrar and the Pass-Through Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;
                  (iii) to the extent that the provisions of this Section 3.9 conflict with any other provisions of this Pass-Through Trust Agreement (other than the provisions of any supplemental agreement amending this Section 3.9 as permitted by this Pass-Through Trust Agreement), the provisions of this Section 3.9 shall control;
                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Definitive Certificates are issued pursuant to subsection (d) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest and premium, if any, on the Certificates to such Clearing Agency Participants; and
                  (v) wherever this Pass-Through Trust Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders holding Certificates evidencing a specified percentage of the Fractional Undivided Interests in the Pass-Through Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates and has delivered such instructions to the Pass-Through Trustee. The Pass-Through Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

                  (b) With respect to Book-Entry Certificates, whenever notice or other communication to the Certificateholders is required under this Pass-Through Trust Agreement, unless and until Definitive Certificates shall have been issued pursuant to subsection (d) below, the Pass-Through Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency and/or the Clearing Agency Participants (and, upon receipt of a valid Certificate Owner Request, to the Certificateholder or Certificate Owner making such request), and shall make available additional copies as requested by such Clearing Agency Participants.
                  (c) Unless and until Definitive Certificates are issued pursuant to subsection (d) below, on the Record Date prior to each applicable Distribution Date and Special Distribution Date, the Pass-Through Trustee will request from the Clearing Agency a "Securities Position Listing" setting forth the names of all Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date. The Pass-Through Trustee shall mail to each such Clearing Agency Participant the statements described in Section 4.3 hereof.
                  (d) If with respect to the Certificates (i) the Company advises the Pass-Through Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities and the Company is unable to locate a qualified successor within 90 days, (ii) the Company (or, following the occurrence of a Lease Event of Default, the applicable Owner Trusts) at its option, advises the Pass-Through Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners of Book-Entry Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass-Through Trust, by Act of said Certificate Owners delivered to the Company and the Pass-Through Trustee, advise the Company, the Owner Trusts, the Pass-Through Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Pass-Through Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Pass-Through Trustee of all the Certificates held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration of Definitive Certificates in the names of Certificate Owners, the Pass-Through Trust shall issue and deliver the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Company, the Owner
Trusts, the Registrar, the Paying Agent or the Pass-Through Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates, the Pass-Through Trustee shall recognize the Person in whose name the Definitive Certificates are registered in the Register as Certificateholder hereunder. Neither the Company nor the Pass-Through Trustee shall be liable if the Company is unable to locate a qualified successor Clearing Agency.
                  (e) The Initial Certificates sold in offshore transactions in reliance on Regulation S under the Securities Act will be represented initially by a single, temporary Book-Entry Certificate, in definitive, fully registered form without interest coupons (the "TEMPORARY REGULATION S GLOBAL CERTIFICATE") and will be deposited with the Pass-Through Trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("EUROCLEAR"), and Clearstream, Luxembourg Banking, SOCIETE ANONYME ("CLEARSTREAM, LUXEMBOURG"). Each Temporary
Regulation S Global Certificate will be exchangeable for a single, permanent Book-Entry Certificate (the "PERMANENT REGULATION S GLOBAL CERTIFICATE," and together with the Temporary Regulation S Global Certificate, the "REGULATION
S GLOBAL CERTIFICATE") on or after 40 days after the later of the commencement of the offering of the Initial

Certificates and the Closing Date upon certification that the beneficial interests in such Book-Entry Certificate are owned by persons who are not U.S. persons as defined in Regulation S. Prior to the expiration of such 40-day period, beneficial interests in the Temporary Regulation S Global Certificate may be held only through Euroclear or Clearstream, Luxembourg, and any resale or other transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S under the Securities Act and in accordance with the certification requirements specified in Section 3.9(f) below. The aggregate original principal amount of the Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Pass-Through Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate original principal amount of a Definitive Certificate or the Restricted
Global Certificate, as hereinafter provided.
                  (f) The Initial Certificates sold in reliance on Rule 144A under the Securities Act will be represented by a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons (the "RESTRICTED GLOBAL CERTIFICATE") and will be deposited with the Pass-Through Trustee as custodian for DTC and registered in the name of a nominee of DTC. Prior to the 40th day after the later of the commencement of the offering of the Initial Certificates and the Closing Date, a beneficial interest in the Temporary Regulation S Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Certificate only upon receipt by the Pass-Through Trustee of a written certification from the transferor (in the form of Exhibit C hereto) to the effect that such transfer is being made to a person who the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Beneficial interests in the Restricted Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Certificate whether before, on or after such 40th day, only upon receipt by the Pass-Through Trustee of a written certification (in the form of Exhibit C hereto) to the effect that such transfer is being made in accordance with Regulation S under the Securities Act and, if such transfer occurs prior to such 40th day, the interest will be held immediately thereafter only through Euroclear or Clearstream, Luxembourg. The aggregate initial principal amount of the Restricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Pass-Through Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate initial principal amount of a Definitive Certificate or a Regulation S Global Certificate, as hereinafter provided.
                  (g) The Exchange Certificates shall be issued in the form of one or more global Certificates substantially in the form of Exhibit A hereto (each, a "GLOBAL EXCHANGE CERTIFICATE"), except that (i) the restricted legend shall be omitted and (ii) such Exchange Certificates shall contain such appropriate insertions, omissions, substitutions and other variations from the form set forth in Exhibit A hereto relating to the nature of the Exchange Certificates as the Responsible Officer of the Pass-Through Trustee executing such Exchange Certificates on behalf of the Pass-Through
Trust may determine, as evidenced by such officer's execution on behalf of the Pass-Through Trust of such Exchange Certificates. Such Global Exchange Certificates shall be in registered form and be registered in the name of DTC and deposited with the Pass-Through Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate principal amount of any Global Exchange Certificate may from time to time be increased or decreased by adjustments made on the records of the Pass-Through Trustee, as custodian for DTC for such Global Exchange Certificate, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Exchange Certificate. Subject to clause (i) and (ii) of the first sentence of this Section 3.9(g), the terms hereof applicable to Restricted Global Certificates and/or Global Certificates shall apply to the Global Exchange Certificates, MUTATIS MUTANDIS.

                  (h) Any beneficial interest in one of the Book-Entry Certificates that is transferred to a person who takes delivery in the form of an interest in another Book-Entry Certificate will, upon transfer, cease to be an interest in such Book-Entry Certificate and become an interest in such other Book Entry Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Book-Entry Certificate for so long as it remains such an interest. Upon the transfer of Definitive Certificates from a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Definitive Certificates will be exchanged for an interest in a Book-Entry Certificate. The Certificates shall not be issuable in bearer form.
                  (i) The Company and, if necessary, the Pass-Through
Trustee shall each enter into the Letter of Representations with respect to the Certificates and fulfill its responsibilities thereunder.
                  Section 3.10 FORM OF CERTIFICATION. In connection with any certification contemplated by Section 3.4, relating to compliance with certain restrictions relating to transfers of Restricted Certificates, such certification shall be provided substantially in the form of Exhibit C hereto, with only such changes as shall be reasonably approved by the Company and reasonably acceptable to the Pass-Through Trustee.

                                   ARTICLE IV

                 DISTRIBUTIONS; STATEMENTS TOCERTIFICATEHOLDERS

                  Section 4.1  CERTIFICATE ACCOUNT AND SPECIAL PAYMENTS
ACCOUNT. (a) The Pass-Through Trustee shall establish and maintain on behalf of the Certificateholders the Certificate Account (Account No. 049 65700) with the Pass-Through Trustee as one or more non-interest bearing accounts.
The Pass-Through Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass-Through Trust Agreement. On each day when a Scheduled Payment is made under a Lease Indenture to the Pass-Through Trustee, as holder of the Lessor Notes issued under such Lease Indenture, the Pass-Through Trustee upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account. (b) The Pass-Through Trustee shall establish and maintain on behalf of the Certificateholders the Special Payments Account (Account No. 049 65800) with the Pass-Through Trustee as one or more accounts, which shall be non-interest bearing except as provided in Section 4.4. The Pass-Through Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass-Through Trust Agreement. On each day when a Special Payment (other than a Special Payment that represents the proceeds of any sale pursuant to Article VI hereof by the Pass-Through Trustee of a Lessor
Note) is made under a Lease Indenture to the Pass-Through Trustee, as holder of the Lessor Notes issued under such Lease Indenture, the Pass-Through Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the Special Payments Account. Upon the sale of any Lessor Note by the Pass-Through Trustee pursuant to Article VI hereof and the realization of any proceeds thereof, the Pass-Through Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the Special Payments Account.
                  (c) The Pass-Through Trustee shall present to each Lease Indenture Trustee each Lessor Note issued under the related Lease Indenture, on the date of its stated final maturity, or in the case of any Lessor Note which is to be prepaid in whole pursuant to a Lease Indenture, on the applicable prepayment date under such Lease Indenture.
                  Section 4.2 DISTRIBUTIONS FROM CERTIFICATE ACCOUNT AND SPECIAL PAYMENTS ACCOUNT. (a) On each Distribution Date if the Pass-Through Trustee receives payment of the Scheduled Payments due on the Lessor Notes on such date by 1:00 p.m., New York time, on such date, the Pass-Through Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 4.1(a). If a Scheduled Payment is not received by the Pass-Through Trustee by 1:00 p.m., New York time, on a Distribution Date, such payment shall be distributed on the next Business Day. If a Scheduled Payment is not received by the Pass-Through Trustee on a Distribution Date but is received prior to the time such payment would become a Special
Payment, such payment shall be distributed (i) on the date received, if received by 1:00 p.m., New York time, on such date or (ii) on the next
Business Day, if received after 1:00 p.m., New York time, on such date. There shall be so distributed to each Certificateholder of record on the Record
Date with respect to such Distribution Date (other than as provided in Section 11.1 concerning the final distribution) (i) if (A) DTC is the Certificateholder of record, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass-Through Trustee, wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Certificate Account.
                  (b) On each Special Distribution Date with respect to any Special Payment if the Pass-Through Trustee receives the Special Payments due on such date by 1:00 p.m., New York time, on such date, the Pass-Through Trustee shall distribute out of the Special Payments Account the entire amount deposited therein with respect to such Special Payment pursuant to Section 4.1(b). If a Special Payment is not received by the Pass-Through Trustee by 1:00 p.m., New York time, on a Special Distribution Date, such payment shall be distributed on the next Business Day. If a Special Payment is not received by the Pass-Through Trustee on a Special Distribution Date, such payment shall be distributed (i) on the date received, if received by 1:00 p.m., New York time, on such date or (ii) on the next Business Day, if received after 1:00 p.m., New York time, on such date. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.1 concerning the final distribution) (i) if (A) DTC is the Certificateholder of record, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass-Through Trustee, by wire transfer in immediately available funds to an account maintained by the Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional
Undivided Interest held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment.
                  (c) The Pass-Through Trustee shall at the expense of the Company cause notice of each Special Payment to be mailed to (i) each Certificateholder, at the address of such Certificateholder as it appears in the Register and (ii) any Certificate Owner who has made a valid Certificate Owner Request, at the address specified in such Certificate Owner Request. In the event of prepayment of Lessor Notes, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Pass-Through Trustee has confirmed that it has received funds for such Special Payment. Notices mailed by the Pass-Through Trustee shall set forth:
                  (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.1);
                  (ii) the amount of the Special Payment per $1,000 of face amount of Certificates and the amount thereof constituting principal, premium, if any, and interest;
                  (iii) the reason for the Special Payment; and
                  (iv) if the Special Distribution Date is the same date as a Distribution Date, the total amount to be received on such date per $1,000 of face amount of Certificates.
If the amount of premium payable upon the prepayment of a Lessor Note has not been calculated at the time that the Pass-Through Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.
                  Section 4.3 STATEMENTS TO CERTIFICATEHOLDERS. (a) On each Distribution Date and Special Distribution Date, the Pass-Through Trustee will include with each distribution to Certificateholders and any Certificate Owner who has made a valid Certificate Owner Request a statement, giving effect to such distribution to be made on such date, setting forth the following information (per a $1,000 face amount Certificate as to (i) and (ii) below):
                  (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any; and
                  (ii)  the amount of such distribution allocable to interest.
                  (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Pass-Through Trustee shall furnish (i) to each Person who at any time during such calendar year was a Certificateholder of record and (ii) to any Certificate Owner who has made a valid Certificate Owner Request and provided the Pass-Through Trustee with such pertinent information as the Pass-Through Trustee shall reasonably request, a report containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) with respect to the Pass-Through Trust for such calendar year or, in the event such Person was a Certificateholder of record or Certificate Owner during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Pass-Through Trustee and which a Certificateholder or Certificate Owner shall reasonably request as necessary for the purpose of such Certificateholder's or Certificate Owner's preparation of its Federal income tax returns.

                  Section 4.4 INVESTMENT OF SPECIAL PAYMENT MONEYS. Any money received by the Pass-Through Trustee pursuant to Section 4.1(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Government Investments by the Pass-Through Trustee pending distribution of such Special Payment pursuant to Section 4.2. Any investment made pursuant to this Section 4.4 shall be in such Permitted Government Investments having maturities not later than the date that such moneys are required to be paid to make the payment required under Section 4.2 on the applicable Special Distribution Date and the Pass-Through Trustee shall hold any such Permitted Government Investments until maturity. The Pass-Through Trustee shall have no liability with respect to any investment made pursuant to this Section 4.4, other than by reason of the willful misconduct or negligence of the Pass-Through Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.
                  Section 4.5. ADJUSTMENT OF INTEREST RATES APPLICABLE TO CERTIFICATES.
                  (a) Subject to Sections 4.5(b) and 4.5(c), interest on the Certificates shall be payable at the rates specified in the first paragraph of the Lessor Notes without regard to the second paragraph of the Lessor Notes.
                  (b) If an Illiquidity Event shall have occurred and be continuing, the interest rate applicable to the Lessor Notes (and consequently, the interest rate applicable to the Certificates) shall be increased by 0.50% per annum from and after the date such Illiquidity Event occurs to but excluding the date on which such Illiquidity Event shall cease to exist.
                  (c) If a Reporting Cessation occurs, the interest rate applicable to the Lessor Notes (and consequently, the interest rate applicable to the Certificates) shall be increased by 0.50% per annum from the date such Reporting Cessation occurs until such time as the Reporting Cessation has ended; PROVIDED, HOWEVER, that if an Illiquidity Event and a Reporting Cessation shall have occurred and be continuing at the same time, the maximum increase in the interest rate applicable to the Lessor Notes (and consequently, the interest rate applicable to the Certificates) shall be 0.50% per annum.

                                    ARTICLE V

                                   THE COMPANY

                  Section 5.1 REPORTS. For so long as any Certificates remain Outstanding, the Company shall furnish: (a) to Certificateholders, Certificate Owners and prospective investors, upon their request, unless the Company shall at the time be subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Certificates are not freely transferable under the Securities Act, and (b) to the Pass-Through Trustee, who in turn shall provide such information, upon a Certificate Owner Request, to Certificateholders and Certificate Owners (i) within 60 days following the end of each of the first three fiscal quarters of the Company during each fiscal year, unaudited quarterly financial statements, (ii) within 120 days following the end of the fiscal year of Holdings, audited annual financial statements (with the accompanying footnotes and audit report) and (iii) within 20 days after the occurrence thereof, notice of the following events: (A) a change in control with respect to the Company; (B) the acquisition or disposition of a significant amount of assets by the Company; (C) the appointment of a receiver over the Company or the confirmation of a plan of reorganization or liquidation for the Company; or (D) the resignation or dismissal of the independent accountants engaged by the

Company. Notwithstanding the foregoing, in the event annual audited financial statements of the Company become and for so long as they continue to be available, information delivery requirements of Section 5.1(b)(ii) shall be deemed to refer to such annual audited financial statements of the Company and not the annual audited financial statements of Holdings.
                  In addition, following the effectiveness of any Registration Statement pursuant to the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, EME and the Company shall each maintain its status as a reporting company under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. If at any time either EME or the Company ceases to maintain its status as a reporting company under the Exchange Act (such cessation, a "REPORTING CESSATION"), the interest payable on the Lessor Notes (and consequently, the interest payable on the Certificates) shall increase as provided in Section 4.5(c); PROVIDED, HOWEVER, that no Reporting Cessation shall be deemed to occur if the Commission will not accept the information and reports of EME or the Company to be filed pursuant to the Exchange Act.

                                   ARTICLE VI

                                     DEFAULT

                  Section 6.1 EVENTS OF DEFAULT. With respect to any Lessor Note, if a Lease Indenture Event of Default under the applicable Lease Indenture (an "EVENT OF DEFAULT") shall occur and be continuing, then, and in each and every case, so long as such Lease Indenture Event of Default shall be continuing, the Pass-Through Trustee may vote all of the Lessor Notes issued under such Lease Indenture held in the Pass-Through Trust, and upon the Direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)), the Pass-Through Trustee shall vote a corresponding majority of such Lessor Notes, in favor of directing the applicable Lease Indenture Trustee to declare the unpaid principal amount of such Lessor Notes then outstanding and accrued interest thereon to be due and payable under, and to the extent permitted by and in accordance with, the provisions of such Lease Indenture. In addition, with respect to any Lessor Note, if a Lease Indenture Event of Default shall have occurred and be continuing under the related Lease Indenture, the Pass-Through Trustee may, and upon the Direction of Holders as provided in Section 6.4 shall, in accordance with such Lease Indenture vote the applicable Lessor Notes issued thereunder held in the Pass-Through Trust to direct the applicable Lease Indenture Trustee regarding the exercise of remedies provided in such Lease Indenture and consistent with the terms thereof. Notwithstanding the foregoing, no Lease Indenture Event of Default under a given Lease Indenture shall give rise to a Lease Indenture Event of Default under any other Lease Indenture.
                  In addition, after an Event of Default shall have occurred and be continuing, the Pass-Through Trustee may in its discretion, and upon the Direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver all or a portion of such Lessor Note or Lessor Notes issued under a Lease Indenture with respect to which the Event of Default has occurred, without recourse to or warranty by the Pass-Through Trustee or any Certificateholders to any Person. In any such case, the Pass-Through Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Lessor Note or Lessor Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Pass-Through Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash.
The Pass-Through Trustee shall give notice to the Company and the applicable Owner Trust promptly after any such sale.
                  Section 6.2 INCIDENTS OF SALE OF LESSOR NOTES. Upon any sale of all or any part of the Lessor Notes made either under the power of sale given under this Pass-Through Trust Agreement or otherwise for the enforcement of this Pass-Through Trust Agreement, the following shall be applicable:
                  (1) CERTIFICATEHOLDERS AND PASS-THROUGH TRUSTEE MAY PURCHASE LESSOR NOTES. Any Certificateholder, the Pass-Through Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Lessor Notes and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such Lessor Notes in their or its or his own absolute right without further accountability.
                  (2) RECEIPT OF PASS-THROUGH TRUSTEE SHALL DISCHARGE PURCHASER. The receipt of immediately available funds by the Pass-Through Trustee shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.
                  (3) APPLICATION OF MONEYS RECEIVED UPON SALE. Any moneys collected by the Pass-Through Trustee upon any sale made either under the power of sale given by this Pass-Through Trust Agreement or otherwise for the enforcement of this Pass-Through Trust Agreement, shall be applied as provided in Section 4.2.
                  Section 6.3 JUDICIAL PROCEEDINGS INSTITUTED BY PASS-THROUGH TRUSTEE.

                  (a) PASS-THROUGH TRUSTEE MAY BRING SUIT. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Lessor Note, or if there shall be any failure to pay Rent (as defined in a Lease) under the Lease related to any Lessor Note when due and payable (and to the extent such payment of Rent is not made under the EME Guarantee), then the Pass-Through Trustee, in its own name, and as trustee of an express trust, as holder of such Lessor Notes, shall be, to the extent permitted by and in accordance with the terms of the applicable Lease Financing Documents, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Lessor Notes or under the applicable Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid; SUBJECT, HOWEVER, to the limitations of liability set forth in the Lessor Notes and the applicable Lease Financing Documents.
                  (b) PASS-THROUGH TRUSTEE MAY FILE PROOFS OF CLAIM; APPOINTMENT OF PASS-THROUGH TRUSTEE AS ATTORNEY-IN-FACT IN JUDICIAL PROCEEDINGS. The Pass-Through Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on any Lessor Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Pass-Through Trustee shall have made any demand to the applicable Lease Indenture Trustee for the payment of overdue principal, premium (if any) or interest on any Lessor Notes), shall, subject to the terms of the applicable Lease Financing Documents, be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Pass-Through Trustee and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company, any Owner Trust, any Owner Trustee or any Owner Participant, their respective creditors or property. Subject to the terms of the applicable Lease Financing Documents, any receiver, assignee, trustee, liquidator or sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Pass-Through Trustee, and in the event that the Pass-Through Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Pass-Through Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Pass-Through
Trustee, its agents and counsel. Subject to Section 6.4, nothing contained in this Pass-Through Trust Agreement shall be deemed to give to the Pass-Through Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Certificateholder.
                  Section 6.4 CONTROL BY CERTIFICATEHOLDERS. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time outstanding (determined as provided in Section 1.4(c)) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Pass-Through Trustee, or exercising any trust or power conferred upon the Pass-Through Trustee, under this Pass-Through Trust Agreement, including any right of the Pass-Through Trustee as holder of the Lessor Notes, PROVIDED that
                  (1) such Direction shall not be in conflict with any rule of law or with this Pass-Through Trust Agreement and would not involve the Pass-Through Trustee in personal liability or expense,
                  (2) the Pass-Through Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such Direction,
                  (3) the Pass-Through Trustee may take any other action deemed proper by the Pass-Through Trustee which is not inconsistent with such Direction,
                  (4) such Holders shall have offered to the Pass-Through Trustee security or indemnity against the costs, expenses or liabilities which may be incurred thereby, and
                  (5) if a Lease Indenture Event of Default shall have occurred and be continuing, such Direction shall not obligate the Pass-Through Trustee to vote more than a corresponding majority of the applicable Lessor Notes held by the Pass-Through Trust in favor of directing any action by the applicable Lease Indenture Trustee with respect to such Lease Indenture Event of Default.
                  Section 6.5 WAIVER OF DEFAULTS. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) may on behalf of the Certificateholders of all the Certificates waive any Default hereunder and its consequences or may instruct the Pass-Through Trustee to waive any default under a Lease Indenture and its consequences, except a Default
                  (1) in the deposit of any Scheduled Payment or Special Payment under Section 4.1 or in the distribution of any payment under Section
         4.2 on the Certificates, or
                  (2) in the payment of the principal of, premium, if any, or interest on any Lessor Notes, or
                  (3) in respect of a covenant or provision hereof which under
         Article IX hereof cannot be modified or amended without the consent of the Holder of each Outstanding Certificate affected.
                  Upon any such waiver, such Default shall cease to exist with respect to this Pass-Through Trust Agreement, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Pass-Through Trust Agreement and any direction given by the Pass-Through Trustee on behalf of such Holders to the applicable Lease Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Pass-Through Trustee shall vote the Lessor Notes issued under the applicable Lease Indenture to waive the corresponding Lease Indenture Default or Lease Indenture Event of Default.
                  With respect to consents, approvals, waivers and authorizations which under the terms of Article VI of a Lease Indenture may be given by a Lease Indenture Trustee without the necessity of the consent of any of the holders of Lessor Notes, no consent, approval, waiver or authorization shall be required hereunder on the part of the Pass-Through Trustee or the Certificateholders.
                  Section 6.6 UNDERTAKING TO PAY COURT COSTS. All parties to this Pass-Through Trust Agreement, and each Certificateholder by his acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Pass-Through Trust Agreement, or in any suit, action or proceeding against the Pass-Through Trustee for any action taken or omitted by it as Pass-Through Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant it being understood that any such requirement for the Pass-Through Trustee to assume any such costs is subject to the limitations set forth in Section 7.1 hereof; PROVIDED, HOWEVER, that the provisions of this Section shall not apply to (a) any suit, action or proceeding instituted by any Holder, or group of Holders, holding in the aggregate Certificates evidencing Fractional Divided Interests aggregating more than 10% of the Pass-Through Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 4.2 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Pass-Through Trustee.
                  Section 6.7 RIGHT OF CERTIFICATEHOLDERS TO RECEIVE PAYMENTS NOT TO BE IMPAIRED. Anything in this Pass-Through Trust Agreement to the contrary notwithstanding, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.2 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

                  Section 6.8 CERTIFICATEHOLDERS MAY NOT BRING SUIT EXCEPT UNDER CERTAIN CONDITIONS. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Pass-Through Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Pass-Through Trust Agreement, unless:
                  (1) such Certificateholder previously shall have given written notice to the Pass-Through Trustee of a continuing Event of Default;
                  (2) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) shall have requested the Pass-Through Trustee in writing to institute such suit, action or proceeding and shall have offered to the Pass-Through Trustee indemnity as provided in Section 7.3(e);
                  (3) the Pass-Through Trustee shall have refused or neglected to institute any such suit, action or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and
                  (4) no Direction inconsistent with such written request has been given to the Pass-Through Trustee during such 60-day period by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)).
                  It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of any Lease Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Lessor Notes, (ii) obtain or seek to obtain priority over or preference to any other such Holder or (iii) enforce any right under this Pass-Through Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Pass-Through Trust Agreement.
                  Section 6.9 REMEDIES CUMULATIVE. Every remedy given hereunder to the Pass-Through Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                   ARTICLE VII

                            THE PASS-THROUGH TRUSTEE

                  Section 7.1 CERTAIN DUTIES AND RESPONSIBILITIES.

                  (a) Prior to an Event of Default of which a Responsible Officer of the Pass-Through Trustee has actual knowledge,
                  (1) the Pass-Through Trustee shall not be liable except for the performance of such duties as are specifically set out in this Pass-Through Trust Agreement; and
                  (2) the Pass-Through Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Pass-Through Trustee, upon Officer's Certificates or Opinions of Counsel conforming to the requirements of this Pass-Through Trust Agreement;
but the Pass-Through Trustee shall, at any time that the Certificates shall be subject to the Trust Indenture Act, examine the evidence furnished to it pursuant to Section 314 of the Trust Indenture Act to determine whether or not such evidence conforms to the requirements of this Pass-Through Trust Agreement; PROVIDED, HOWEVER, that the Pass-Through Trustee shall not be responsible for the accuracy of content of such evidence.
                  (b) In case an Event of Default has occurred and is continuing, the Pass-Through Trustee shall exercise each of the rights and powers vested in it by this Pass-Through Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
                  (c) No provision of this Pass-Through Trust Agreement shall be construed to relieve the Pass-Through Trustee from liability for its own grossly negligent action or its own grossly negligent failure to act, or its own willful misconduct, except that:
                  (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;
                  (2) the Pass-Through Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer of the Pass-Through Trustee, unless it shall be proved that the Pass-Through Trustee was grossly negligent in ascertaining the pertinent facts; and
                  (3) the Pass-Through Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) relating to the time, method and place of conducting any proceeding for any remedy available to the Pass-Through Trustee, or exercising any trust or power conferred upon the Pass-Through Trustee, under this Pass-Through Trust Agreement.
                  (d) Whether or not herein expressly so provided, every provision of this Pass-Through Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Pass-Through Trustee shall be subject to the provisions of this Section.
                  Section 7.2 NOTICE OF DEFAULTS. The Pass-Through Trustee shall give to the Certificateholders, at any time that the Certificates shall be subject to the Trust Indenture Act, in the manner and to the extent required by
Section 313(c) of the Trust Indenture Act, and to the Company, any Owner Trusts and any Lease Indenture Trustees in accordance with Section 12.3, notice of all Defaults actually known to a Responsible Officer of the Pass-Through Trustee within 90 days after the occurrence thereof, PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Lessor Note, the Pass-Through Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Pass-Through Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders.
                  Section 7.3 CERTAIN RIGHTS OF PASS-THROUGH TRUSTEE. Subject to the provisions of Section 315 of the Trust Indenture Act, and except as otherwise provided in Section 7.1:
                  (a) the Pass-Through Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any Act, Direction, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;
                  (c) whenever in the administration of this Pass-Through Trust Agreement the Pass-Through Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Pass-Through Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company, an Owner Trust or a Lease Indenture Trustee;
                  (d) the Pass-Through Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
                  (e) the Pass-Through Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Pass-Through Trust Agreement at the request or direction of any of the Certificateholders pursuant to this Pass-Through Trust Agreement unless such Certificateholders shall have offered to the Pass-Through Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;
                  (f) the Pass-Through Trustee shall not be bound to make any investigation into the facts or matters stated in any Act, Direction, resolution, certificate, statement, instrument, opinion, report, notice, request direction, consent, order, bond, debenture or other paper or document;
                  (g) the Pass-Through Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Pass-Through Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder with due care;
                  (h) the Pass-Through Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion of rights or powers conferred upon it by this Agreement;
                  (i) the right of the Pass-Through Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Pass-Through Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;
                  (j) the Pass-Through Trustee shall not be required to give any bond or surety in respect of the execution of the trust fund created hereby or the powers granted hereunder or expend any of its own funds in any action brought pursuant to this Agreement; and
                  (k) the Pass-Through Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.
                  Section 7.4 NOT RESPONSIBLE FOR RECITALS; ISSUANCE OF CERTIFICATES. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Pass-Through Trustee, and the Pass-Through Trustee assumes no responsibility for their correctness. The Pass-Through Trustee makes no representations as to the validity or sufficiency of this Pass-Through Trust Agreement, the Lessor Notes, the applicable Lease Financing Documents or the Certificates, or the Collateral securing the Lessor Notes, except that the Pass-Through Trustee hereby represents and warrants that this Pass-Through Trust Agreement and the Registration Rights Agreement have been, and each Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.
                  Section 7.5 MAY HOLD CERTIFICATES. The Pass-Through Trustee, any Paying Agent, Registrar or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and subject to Sections 310(b) and 311 of the Trust Indenture Act, if applicable, may otherwise deal with the Company, any Owner Trust, any Owner Participant and any Lease Indenture Trustee with the same rights it would have if it were not the Pass-Through Trustee, Paying Agent, Registrar or such other agent, subject to Section 7.8 in the case of the Pass-Through Trustee.
                  Section 7.6 MONEY HELD IN PASS-THROUGH TRUST. Money held by the Pass-Through Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Pass-Through Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.
                  Section 7.7 COMPENSATION, REIMBURSEMENT AND
INDEMNIFICATION.  The Company agrees:
                  (1) to pay, or cause to be paid, to the Pass-Through Trustee from time to time the compensation separately agreed to by the Pass-Through Trustee and the Company for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and
                  (2) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Pass-Through Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Pass-Through Trustee in accordance with any provision of this Pass-Through Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith.
                  In addition, the Pass-Through Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Pass-Through Trustee in its capacity as Pass-Through Trustee for any tax incurred without gross negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of this Pass-Through Trust (other than any tax attributable to the Pass-Through Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Pass-Through Trustee reimburses itself for any such tax, it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.
                  Section 7.8 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Pass-Through Trustee hereunder which (a) shall be, at any time that the Certificates shall be subject to the Trust Indenture Act, a Person eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and (b) shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Pass-Through Trustee shall cease to be eligible in accordance with the provisions of clause (a) of this Section at a time when it is required to be so qualified, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
                  Section 7.9 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.
(a) No resignation or removal of the Pass-Through Trustee and no appointment of a successor Pass-Through Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Pass-Through Trustee under
Section 7.10.
                  (b) The Pass-Through Trustee may resign at any time by giving written notice thereof to the Company, the Authorized Agents, the Owner Trusts, the Owner Participants and the Lease Indenture Trustees. If an instrument of acceptance by a successor Pass-Through Trustee shall not have been delivered to the Company, the Owner Trusts, the Owner Participants and the Lease Indenture Trustees within 30 days after the giving of such notice of resignation, the resigning Pass-Through Trustee may petition any court of competent jurisdiction for the appointment of a successor Pass-Through Trustee.
                  (c) The Pass-Through Trustee may be removed at any time by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass-Through Trust delivered to the Pass-Through Trustee and to the Company, the Owner Trusts and the Lease Indenture Trustees.
                  (d) If at any time:
                  (1) the Pass-Through Trustee fails to, at any time that the Certificates shall be subject to the Trust Indenture Act, comply with the requirements of Section 310 of the Trust Indenture Act after written request for such compliance by a Certificateholder that has been a bona fide Certificateholder for at least six months; or
                  (2) the Pass-Through Trustee shall cease to be eligible under
         Section 7.8 and shall fail to resign after written request therefor by the Company (or, following the occurrence of a Lease Event of Default, the applicable Owner Trust) or by any such Certificateholder; or
                  (3) the Pass-Through Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Pass-Through Trustee or of its property shall be appointed or any public officer shall take charge or control of the Pass-Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any case, (i) the Company (or, following the occurrence of a Lease Event of Default, the applicable Owner Trust) may remove the Pass-Through Trustee or (ii) subject to Section 6.6, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass-Through Trustee and the appointment of a successor Pass-Through Trustee.
                  (e) If a Responsible Officer of the Pass-Through Trustee shall obtain Actual Knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Pass-Through Trustee shall promptly notify the Company and the Owner Trust thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Pass-Through Trustee shall have received notice that the Company or the Owner Trusts have agreed to pay such tax. The Company shall promptly appoint a successor Pass-Through Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein an Avoidable
Tax means a state or local tax: (i) upon (w) the Pass-Through Trust, (x) the Trust Property, (y) Holders of the Certificates or (z) the Pass-Through
Trustee for which the Pass-Through Trustee is entitled to seek reimbursement from the Trust Property, and (ii) that would be avoided if the Pass-Through Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company or the Owner Trusts shall agree to pay, and shall pay, such tax.
                  (f) If the Pass-Through Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Pass-Through Trustee for any cause, the Company (or, following the occurrence of a Lease Event of Default, the applicable Owner Trust) shall promptly appoint a successor Pass-Through Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Pass-Through Trustee shall be appointed by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass-Through Trust, delivered to the Company, the Owner Trusts, the Owner Participants, the Lease Indenture Trustees and the retiring Pass-Through Trustee, the successor Pass-Through Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Pass-Through Trustee and supersede the successor Pass-Through Trustee appointed as provided above. If no successor Pass-Through Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Pass-Through Trustee.
                  (g) The successor Pass-Through Trustee shall give notice of the resignation and removal of the Pass-Through Trustee and appointment of the successor Pass-Through Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Certificates as their names and addresses appear in the Register. Each notice shall include the name of such successor trustee and the address of its Corporate Trust Office.
                  Section 7.10 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. Every successor Pass-Through Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Owner Trusts and to the retiring Pass-Through Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Pass-Through Trustee shall become effective and such successor Pass-Through Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Pass-Through Trustee; but, on request of the Company (or, following the occurrence of a Lease Event of Default, the applicable Owner Trust) to the successor Pass-Through Trustee, such retiring Pass-Through Trustee shall execute and deliver an instrument transferring to such successor Pass-Through Trustee all the rights, powers and trusts of the retiring Pass-Through Trustee and shall duly assign, transfer and deliver to such successor Pass-Through Trustee all property and money held by such retiring Pass-Through Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.7. Upon request of any such successor Pass-Through Trustee, the Company, the Owner Trusts, the retiring Pass-Through Trustee and such successor Pass-Through Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Pass-Through Trustee all such rights, powers and trusts.
                  No successor Pass-Through Trustee shall accept its appointment unless at the time of such acceptance such successor Pass-Through Trustee shall be qualified and eligible under this Article.
                  Section 7.11 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Pass-Through Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pass-Through Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Pass-Through Trustee, shall be the successor of the Pass-Through Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Pass-Through Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Pass-Through Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Pass-Through Trustee had itself authenticated such Certificates.
                  Section 7.12 MAINTENANCE OF AGENCIES. (a) There shall at all times be maintained in the Borough of Manhattan, the City of New York, an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Pass-Through Trustee in respect of the Certificates or of this Pass-Through Trust Agreement may be served. Such office or agency shall be initially at 114 West 47th Street, New York, New York 10036. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Pass-Through Trustee to the Company, the Owner Trusts, the Owner Participants, the Lease Indenture Trustees and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Pass-Through Trustee.
                  (b) There shall at all times be a Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Pass-Through Trustee shall initially be the Paying Agent and, as provided in Section 3.4, Registrar hereunder. Each Registrar shall furnish to the Pass-Through Trustee, at stated intervals of not more than six months, and at such other times as the Pass-Through Trustee may request in writing, a copy of the Register.
                  (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

                  (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Pass-Through Trustee, the Company, the Owner Trusts, the Owner Participants and the Lease Indenture Trustees. The Company (or, following the occurrence of a Lease Event of Default, the applicable Owner Trust) may, and at the request of the Pass-Through Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Pass-Through Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company (or, following the occurrence of a Lease Event of Default, the applicable Owner Trust) shall promptly appoint one or more qualified successor Authorized Agents reasonably satisfactory to the Pass-Through Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company (or, following the occurrence of a Lease Event of Default, the applicable Owner Trust) shall give written notice of any such appointment made by it to the Pass-Through Trustee, the Company, the Owner Trusts and the Lease Indenture Trustees; and in each case the Pass-Through Trustee shall mail notice of such appointment to all Holders as their names and addresses appear on the Register.
                  (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent the compensation as set forth in the schedule agreed to by each Authorized Agent and the Company for its services and to reimburse it for its reasonable expenses.
                  Section 7.13 MONEY FOR CERTIFICATE PAYMENTS TO BE HELD IN TRUST. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Holders of the Certificates entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders of the Certificates with respect to which such money was deposited.
                  The Pass-Through Trustee will cause each Paying Agent other than the Pass-Through Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Pass-Through Trustee, subject to the provisions of this Section, that such Paying Agent will
                  (1) hold all sums held by it for payments on Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
                  (2) give the Pass-Through Trustee notice in writing of any default by any obligor upon the Certificates in the making of any such payment; and
                  (3) at any time during the continuance of any such default, upon the written request of the Pass-Through Trustee, forthwith pay to the Pass-Through Trustee all sums so held in trust by such Paying Agent.
                  The Pass-Through Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Pass-Through Trust Agreement or for any other purpose, direct any Paying Agent to pay to the Pass-Through Trustee all sums held in trust by such Paying Agent, such sums to be held by the Pass-Through Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Pass-Through Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Section 7.14 REGISTRATION OF LESSOR NOTES IN PASS-THROUGH TRUSTEE'S NAME. The Pass-Through Trustee agrees that all Lessor Notes and Permitted Government Investments, if any, shall be issued in the name of the Pass-Through Trustee or its nominee and held by the Pass-Through Trustee, or, if not so held, the Pass-Through Trustee or its nominee shall be reflected as the owner of such Lessor Notes or Permitted Government Investments, as the case may be, in the register of the issuer of such Lessor Notes or Permitted Government Investments under the applicable provisions of the Uniform Commercial Code in effect where the Pass-Through Trustee holds such Lessor Notes or Permitted Government Investments, or other applicable law then in effect.
                  Section 7.15 WITHHOLDING TAXES; INFORMATION REPORTING. The Pass-Through Trustee, as trustee of a grantor trust, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Pass-Through Trustee agrees (i) to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Certificates, (ii) to file any necessary withholding tax returns or statements when due, and (iii) as promptly as possible after the payment thereof, to deliver to each Holder of a Certificate appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Pass-Through Trustee agrees to file any other information reports as it may be required to file under United States law. Any amounts withheld and paid to a relevant taxing authority pursuant to this Section 7.15 shall be deemed to have been paid to the related Certificateholders for all purposes under the Operative Documents.
                  Section 7.16 PASS-THROUGH TRUSTEE'S LIENS. The Pass-Through Trustee, in its individual capacity, agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim on or with respect to the Trust Property which is either (i) attributable to the Pass-Through Trustee in its individual capacity and which is unrelated to the transactions contemplated by this Pass-Through Trust Agreement or any other applicable Lease Financing Document, or (ii) which is attributable to the Pass-Through Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are prohibited by this Pass-Through Trust Agreement.
                  Section 7.17 PREFERENTIAL COLLECTION OF CLAIMS. The Pass-Through Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Pass-Through Trustee shall resign or be removed as Pass-Through Trustee, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

                                  ARTICLE VIII

                      CERTIFICATEHOLDERS' LISTS AND REPORTS

                  Section 8.1 THE COMPANY TO FURNISH PASS-THROUGH TRUSTEE WITH NAMES AND ADDRESSES OF CERTIFICATEHOLDERS. The Company will furnish to the Pass-Through Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Pass-Through Trustee may request in writing, a list, in such form as the Pass-Through Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Holders of Certificates, in each case as of a date not more than 15 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Pass-Through Trustee is the sole Registrar, no such list need be furnished; and PROVIDED, FURTHER, HOWEVER, that no such list need be furnished for so long as a copy of the Register is being furnished to the Pass-Through Trustee pursuant to Section 7.12(b).
                  Section 8.2 PRESERVATION OF INFORMATION. The Pass-Through Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Certificates contained in the most recent list furnished to the Pass-Through Trustee as provided in Section 7.12(b) or Section 8.1, as the case may be, and the names and addresses of Holders of Certificates received by the Pass-Through Trustee in its capacity as Registrar, if so acting. The Pass-Through Trustee may destroy any list furnished to it as provided in
Section 7.12(b) or Section 8.1, as the case may be, upon receipt of a new list so furnished.
                  Section 8.3 RECORDS BY THE COMPANY. The Company shall, at any time that the Certificates shall be subject to the Trust Indenture Act, comply with Section 314 of the Trust Indenture Act and shall file, furnish and deliver the reports, information, documents, certificates and opinions required thereunder, and, at any time that the Certificates shall be subject to the Trust Indenture Act, acknowledges and agrees that, for purposes of Section 314 of the Trust Indenture Act, the Company shall be considered to be the "obligor" upon the Certificates. Without limiting the generality of the foregoing, at any time that the Certificates shall be subject to the Trust Indenture Act, the Company shall deliver to the Pass-Through Trustee the annual certificate required under clause (4) of Section 314(a) of the Trust Indenture Act within 120 days following the end of each fiscal year of the Company ending after the date hereof. The provisions of this Section shall not be construed to impose any obligation or liability on the Company to pay any of the principal, premium, if any, or interest in respect of the Lessor Notes or the Certificates.
                  Section 8.4 REPORTS BY THE PASS-THROUGH TRUSTEE. On or before each May 15, the Pass-Through Trustee shall, at any time that the Certificates shall be subject to the Trust Indenture Act, transmit, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, any report required by Section 313(a) of the Trust Indenture Act to be transmitted by the Pass-Through Trustee to the Certificateholders.

                                   ARTICLE IX

                          SUPPLEMENTAL TRUST AGREEMENTS

                  Section 9.1 SUPPLEMENTAL TRUST AGREEMENT WITHOUT CONSENT OF CERTIFICATEHOLDER. Without the consent of the Holder of any Certificates, the Company may, and the Pass-Through Trustee, at the Company's direction (subject to Section 9.3) shall, at any time and from time to time enter into one or more agreements supplemental hereto or, if applicable, to the Registration Rights Agreement, in form satisfactory to the Pass-Through Trustee, for any of the following purposes:
                  (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the obligations of the Company herein contained or of the Company's obligations under the Registration Rights Agreement;

                  (2) to add to the covenants of the Company, for the protection of the Holders of the Certificates in this Agreement or the Registration Rights Agreement;
                  (3) to surrender any right or power herein conferred upon the Company in this Agreement or in the Registration Rights Agreement;
                  (4) to cure any ambiguity, to correct or supplement any provision in this Agreement or in the Registration Rights Agreement which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Pass-Through Trust Agreement; PROVIDED that any such action will not adversely affect the interests of the Holders of the Certificates;
                  (5) to correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Pass-Through Trustee;
                  (6) to evidence and provide for a successor Pass-Through Trustee;
                  (7) at any time that the Certificates shall be subject to the Trust Indenture Act, to modify, eliminate or add to the provisions of this Pass-Through Trust Agreement to the extent as shall be necessary to qualify this Pass-Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act or under any similar Federal statute hereafter enacted, or to add to this Pass-Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; the interests of the Certificateholders;
                  (8) to modify, amend or supplement any provision herein to reflect changes relating to (i) the conversion of an Owner Trust from a Delaware business trust to a Delaware limited liability company or (ii) the assumption and substitution of any Lessor Note pursuant to Section
         2.10 or Section 2.12 of a Lease Indenture;
                  (9) to add, eliminate, or change any provision under this Pass-Through Trust Agreement that will not adversely affect the interests of the Certificateholders;
                  (10) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, any regulatory body or the Registration Rights Agreement to effectuate the Exchange Offer; or

                  (11) to modify or eliminate provisions relating to the transfer or exchange of Exchange Certificates or the Initial Certificates upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement) or effectiveness of the Shelf Registration Statement or the Exchange Offer Registration Statement;

PROVIDED that in each case such supplemental agreement does not cause the Pass-Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-2 or to be taxable as other than a "trust" within the meaning of Treasury Regulation 301.7701.
                  Section 9.2 SUPPLEMENTAL TRUST AGREEMENTS WITH CONSENT OF CERTIFICATEHOLDERS. With the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)), by Act of said Holders delivered to the Company and the Pass-Through Trustee, the

Company may (with the consent of the Owner Trusts, such consent not to be unreasonably withheld), and the Pass-Through Trustee (subject to Section 9.3) shall, enter into an agreement or agreements supplemental hereto to this Agreement or the Registration Rights Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Pass-Through Trust Agreement or the Registration Rights Agreement or of modifying in any manner the rights and obligations of the Holders of the Certificates under this Pass-Through Trust Agreement or the Registration
Rights Agreement; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Certificate affected thereby:
                  (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass-Through Trustee of payments on the Lessor Notes held in the Pass-Through Trust, or distributions that are required to be made herein on any Certificate of such Pass-Through Trust, or change any date of payment on any such Certificate, or change the place of payment where, or the coin or currency in which, any such Certificate is payable, or impair the right of any Holder of any such Certificate to institute suit for the enforcement of any such payment or distribution on or after the Distribution Date or Special Distribution Date applicable thereto; or
                  (2) except as provided in this Pass-Through Trust Agreement, permit the disposition of any Lessor Note in the Trust Property, or permit the creation of any lien on the Trust Property, or otherwise deprive any Certificateholder of the benefit of the ownership of the Lessor Notes held in the Pass-Through Trust or the lien of the related Lease Indenture; or
                  (3) reduce the percentage of the aggregate Fractional Undivided Interests which is required to approve any such supplemental agreement, or reduce such percentage required for any waiver provided for in this Pass-Through Trust Agreement; or
                  (4) cause the Pass-Through Trust to become taxable as an "association", within the meaning of Treasury Regulation Section 301.7701-2 or to be taxable as other than a "fixed investment trust" within the meaning of Treasury Regulation 301.7701.
                  It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.
                  Section 9.3 DOCUMENTS AFFECTING IMMUNITY OR INDEMNITY. If in the reasonable belief of the Pass-Through Trustee any document required to be executed by it pursuant to the terms of Section 9.1 or 9.2 affects any interest, right, duty, immunity or indemnity in favor of the Pass-Through Trustee under this Pass-Through Trust Agreement, the Pass-Through Trustee may in its discretion decline to execute such document.
                  Section 9.4 EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Pass-Through Trust Agreement, the Pass-Through Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Pass-Through Trust Agreement.
                  Section 9.5 EFFECT OF SUPPLEMENTAL TRUST AGREEMENTS. Upon the execution of any supplemental agreement under this Article, this Pass-Through Trust Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this

Pass-Through Trust Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
                  Section 9.6 REFERENCE IN CERTIFICATES TO SUPPLEMENTAL TRUST AGREEMENTS. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Pass-Through Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.


                                    ARTICLE X

       AMENDMENTS TO LEASE INDENTURES AND OTHER LEASE FINANCING DOCUMENTS

                  Section 10.1 AMENDMENTS AND SUPPLEMENTS TO LEASE INDENTURE AND OTHER LEASE FINANCING DOCUMENTS. In the event that the Pass-Through Trustee, as holder of any Lessor Note in trust for the benefit of the Certificateholders, receives a request for a consent to any amendment, modification, waiver or supplement under any Lease Indenture or other Lessor Note Document that requires the consent of the holder of such Lessor Note, the Pass-Through Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder registered on the Register as of such date. Any such notice shall describe the proposed amendment, modification, waiver or supplement (or attach a copy thereof). The Pass-Through Trustee shall request from the Certificateholders Directions as to (i) whether or not to direct the applicable Lease Indenture Trustee to take or refrain from taking any action which a holder of such Lessor Note has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Lessor Note and (iii) how to vote any Lessor
Note if a vote has been called for with respect thereto. Any such request shall specify a date by which Certificateholders are requested to respond. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Lessor Note, the Pass-Through Trustee shall vote or consent with respect to such Lessor Note in the same proportion as the Certificates were actually voted by Acts of Holders delivered to the Pass-Through Trustee prior to two Business Days before the Pass-Through Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.4, in the case that an Event of Default hereunder shall have occurred and be continuing, the Pass-Through Trustee may, in its own discretion and at its own direction, consent and notify the Lease Indenture Trustees of such consent to any amendment, modification, waiver or supplement under the applicable Lease Indenture or other Lessor Note Document.
                  With respect to consents, approvals, waivers and authorizations which under the terms of Section 6 of a Lease Indenture may be given by the applicable Lease Indenture Trustee without the necessity of the consent of any of the holders of Lessor Notes, no consent, approval, waiver or authorization shall be required hereunder on the part of the Pass-Through Trustee or the Certificateholders.

                                   ARTICLE XI

                        TERMINATION OF PASS-THROUGH TRUST

                  Section 11.1 TERMINATION OF THE PASS-THROUGH TRUST. The respective obligations and responsibilities of the Company and the Pass-Through Trustee created hereby and the Pass-Through Trust created hereby shall terminate upon the distribution to all Certificateholders of all amounts required to be distributed to them pursuant to this Pass-Through Trust Agreement and the disposition of all property held as part of the Trust Property; PROVIDED, HOWEVER, that if and to the extent that any of the options, rights and privileges granted under this Pass-Through Trust Agreement, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interest in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Pass-Through Trust Agreement, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Pass-Through Trust Agreement of the following Presidents of the United States:
Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H. W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Pass-Through Trust Agreement, whichever of (a) or (b) is shorter.

                  Notice of any termination, specifying the Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Pass-Through Trustee for payment of the final distribution and cancellation (at maturity, redemption or otherwise), shall be mailed promptly by the Pass-Through Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the Distribution Date (or Special Distribution Date, as the case may be) upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Pass-Through Trustee therein specified, (B) the amount of any such final payment, and (C) that the Record Date otherwise applicable to such Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Pass-Through Trustee therein specified. The Pass-Through Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Pass-Through Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date or Special Distribution Date, as the case may be, pursuant to Section 4.2.
                  In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Pass-Through Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Pass-Through Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Pass-Through Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Pass-Through Trustee shall pay to the Lease Indenture Trustees the appropriate amount of money relating to such Lease Indenture Trustees and shall give written notice thereof to the Owner Trusts, the Owner Participants and the Company.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  Section 12.1 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Pass-Through Trust Agreement or the Pass-Through Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Pass-Through Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
                  Section 12.2 CERTIFICATES NONASSESSABLE AND FULLY PAID. Certificateholders shall not be personally liable for obligations of the Pass-Through Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Pass-Through Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Pass-Through Trustee pursuant to Section 3.2 are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Pass-Through Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.
                  Section 12.3 NOTICE. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or
(c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party at the address for such party provided in Section 18.5 of the related Participation Agreement or at such other address as such party may from time to time designate by written notice to each of the other parties hereto. A copy of all notices provided for herein shall be sent by the party giving such notice to each of the other parties hereto.
                  Section 12.4 GOVERNING LAW. THIS PASS-THROUGH TRUST AGREEMENT, THE CERTIFICATES AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
                  Section 12.5 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Pass-Through Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Pass-Through Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Pass-Through Trust Agreement or the Pass-Through Trust, or of the Certificates or the rights of the Holders thereof.
                  Section 12.6. TRUST INDENTURE ACT CONTROLS. Upon the declaration by the Commission of the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, this Agreement shall become subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions. From and after the declaration by the Commission of the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, if any provision of this Agreement limits, qualifies or conflicts with another provision which is required to be included in this Agreement by the Trust Indenture Act, the required provision shall control.
                  Section 12.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article, Section and subsection headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
                  Section 12.8 SUCCESSORS AND ASSIGNS. All covenants, agreements, representations and warranties in this Pass-Through Trust Agreement by the Pass-Through Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.
                  Section 12.9 BENEFITS OF PASS-THROUGH TRUST AGREEMENT. Nothing in this Pass-Through Trust Agreement or in the Certificates, express or implied, shall give to any person, other than the Company, the Pass-Through Trustee, the Owner Trusts, the Owner Participants and the Lease Indenture Trustees, and their respective successors, and the Holders of Certificates, any benefit or any legal or equitable right, remedy or claim under this Pass-Through Trust Agreement.
                  Section 12.10 LEGAL HOLIDAYS. In any case where any Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Pass-Through Trust Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Distribution Date or Special Distribution Date and (provided that such payment is made on such next succeeding Business Day) no interest shall accrue during the intervening period.
                  Section 12.11 COUNTERPARTS. For the purpose of facilitating the execution of this Pass-Through Trust Agreement and for other purposes, this Pass-Through Trust Agreement may be executed simultaneously in any number of counterparts and by the separate parties hereto on separate counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the Company and the Pass-Through Trustee have caused this Pass-Through Trust Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.
                                        MIDWEST GENERATION, LLC
                                        By: /s/ Gary Garcia
                                           ------------------------------
                                        Name:    Gary Garcia
                                        Title: Vice President & Treasurer


                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK,
                                          As Pass-Through Trustee
                                        By:   /s/  Christopher J. Grell
                                           ------------------------------
                                        Name:    Christopher J. Grell
                                        Title:   Assistant Vice President

                                                                      SCHEDULE 1


                             PARTICIPATION AGREEMENT
                  The Participation Agreements providing for the Lease Transactions to be partially financed by the purchase of Lessor Notes hereunder, and the parties thereto, are as follows:
Participation Agreement (T1) dated as of August 17, 2000, among Midwest Generation, LLC, a limited liability company organized under the law of the State of Delaware, Powerton Trust I, a Delaware business trust created for the benefit of Powerton Generation I LLC, Wilmington Trust Company, a banking corporation organized and existing under the laws of the State of Delaware, not in its individual capacity, except as expressly provided therein, but solely as trustee under a Trust Agreement, Powerton Generation I LLC, a Delaware limited liability company, Edison Mission Energy, a corporation organized under the laws of the State of California, United States Trust
Company of New York not in its individual capacity, except as expressly provided therein, but solely as trustee under a Lease Indenture and United States Trust Company of New York, not in its individual capacity, except as expressly provided therein, but solely as trustee under each of the Pass-Through Trust Agreements.
Participation Agreement (T2) dated as of August 17, 2000, among Midwest Generation, LLC, a limited liability company organized under the law of the State of Delaware, Powerton Trust II, a Delaware business trust created for the benefit of Powerton Generation II LLC, Wilmington Trust Company, a banking corporation organized and existing under the laws of the State of Delaware, not in its individual capacity, except as expressly provided therein, but solely as trustee under a Trust Agreement, Powerton Generation
II LLC, a Delaware limited liability company, Edison Mission Energy, a corporation organized under the laws of the State of California, United
States Trust Company of New York, not in its individual capacity, except as expressly provided therein, but solely as trustee under a Lease Indenture and United States Trust Company of New York, not in its individual capacity, except as expressly provided therein, but solely as trustee under each of the Pass-Through Trust Agreements.
Participation Agreement (T1) dated as of August 17, 2000, among Midwest Generation, LLC, a limited liability company organized under the law of the State of Delaware, Joliet Trust I, a Delaware business trust created for the benefit of Joliet Generation I LLC, Wilmington Trust Company, a banking corporation organized and existing under the laws of the State of Delaware, not in its individual capacity, except as expressly provided therein, but solely as trustee under a Trust Agreement, Joliet Generation I LLC, a Delaware limited liability company, Edison Mission Energy, a corporation organized under the laws of the State of California, United States Trust
Company of New York, not in its individual capacity, except as expressly provided therein, but solely as trustee under a Lease Indenture and United States Trust Company of New York, not in its individual capacity, except as expressly provided therein, but solely as trustee under each of the Pass-Through Trust Agreements.
Participation Agreement (T2) dated as of August 17, 2000, among Midwest Generation, LLC, a limited liability company organized under the law of the State of Delaware, Joliet Trust II, a Delaware business trust created for the benefit of Joliet Generation II LLC, Wilmington Trust Company, a banking corporation organized and existing under the laws of the State of Delaware, not in its individual capacity, except as expressly provided therein, but solely as trustee under a Trust Agreement, Joliet Generation II LLC, a Delaware limited liability company, Edison Mission Energy, a corporation organized under the laws of the State of California, United States Trust
Company of New York, not in its individual capacity, except as expressly provided therein, but solely as trustee under a Lease Indenture and United States Trust Company of New York, not in its individual capacity, except as expressly provided therein, but solely as trustee under each of the Pass-Through Trust
Agreements.

                                                                       EXHIBIT A
                               FORM OF CERTIFICATE
               [Legend if Certificate is a Restricted Certificate]
                            [non-registration legend]
                  THIS CERTIFICATE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
                  THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF MIDWEST GENERATION, LLC (THE "COMPANY") THAT (A) THIS CERTIFICATE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS FOR RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                  IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. [THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

                          [registration rights legend]
                  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, WILL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AUGUST 17, 2000, AMONG THE COMPANY, EDISON MISSION ENERGY AND THE INITIAL PURCHASERS OF THIS CERTIFICATE.

                               MIDWEST GENERATION
                           SERIES B PASS-THROUGH TRUST
                               8.56% Pass-Through
                              Certificate, Series B
                                     CUSIP:
                                      ISIN:
                    Final Distribution Date: January 2, 2016
           evidencing a fractional undivided interest in a trust, the property of which includes certain notes secured by certain property leased to Midwest Generation, LLC


Certificate No.  ______             $ ____________ Fractional Undivided Interest
                  THIS CERTIFIES THAT ___________________, for value received, is the registered owner of a $ ___________________ (___________________ dollars)
Fractional Undivided Interest in the Midwest Generation Series B Pass-Through Trust (the "Pass-Through Trust") created pursuant to a Pass-Through Trust Agreement dated as of August 17, 2000 (the "Agreement") between United States Trust Company of New York, as trustee (the "Pass-Through Trustee") and Midwest Generation, LLC, a limited liability company organized under Delaware law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "8.56% Pass-Through Certificates, Series B" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Pass-Through Trust includes Lessor Notes (the "Trust Property"). Each Lessor Note is secured by a security interest in and lien over the Undivided Interest subject of the Lease relating to the Lease Indenture under which such Lessor Note was issued and certain other related property described in such Lease Indenture, and liability thereunder is limited to the income and proceeds of such security.
                  Subject to and in accordance with the terms of this Agreement, from funds then available to the Pass-Through Trustee, there will be distributed on each January 2 and July 2 (a "Distribution Date"), commencing on January 2, 2001, to the person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Distribution Date, an amount in respect of the Scheduled Payments on the Lessor Notes due on such Distribution Date, the receipt of which has been confirmed by the Pass-Through Trustee, equal to the product of the percentage interest in the Pass-Through Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Lessor Notes are received by the Pass-Through Trustee, from funds then available to the Pass-Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this certificate is registered at the close of business on the day of the month which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Lessor Notes, the receipt of which has been confirmed by the Pass-Through Trustee, equal to the product of the percentage interest in the Pass-Through Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. The Special Distribution Date shall be determined as provided in the Agreement. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following
Business Day with the same effect as if made on the date on which such payment was due. The Pass-Through Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.
                  Distributions on this Certificate will be made by the Pass-Through Trustee by (i) if (A) The Depository Trust Company, a New York corporation ("DTC") or its nominee is the Certificateholder of record of this Certificate, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass-Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Pass-Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Pass-Through Trustee specified in such notice.
                  [Unless this certificate is presented by an authorized representative of DTC to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]*
                  Each Person who acquires or accepts this Certificate or an interest herein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein are either exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or do not constitute a prohibited transaction under such restrictions of ERISA and the Code.
                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.
                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
                  Unless the certificate of authentication hereon has been executed by the Pass-Through Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
                  IN WITNESS WHEREOF, the Pass-Through Trustee has caused this Certificate to be duly executed.

--------------------------
* This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company.

                                  MIDWEST GENERATION SERIES B PASS-THROUGH TRUST

                                  By:      UNITED STATES TRUST COMPANY OF
                                           NEW YORK,
                                           as Pass-Through Trustee


                                  By:__________________________________
                                       Authorized Officer

                            [Reverse Of Certificate]
                  The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company, Edison Mission Energy, the Pass-Through Company or the Pass-Through Trustee or any affiliate of any such Person. The Certificates are limited in right of payment, all as more specifically set forth in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Pass-Through Trustee shall have received sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Pass-Through Trustee, and at such other places, if any, designated by the Pass-Through Trustee, by any Certificateholder upon request.
                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Pass-Through Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.
                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Pass-Through Trustee in its capacity as Registrar, or by any successor Registrar, if delivered by hand at:
30 Broad Street, B-Level, New York, New York 10004-2304, Attention: Corporate Trust and Agency Division, or if delivered by mail to: P.O. Box 84, Bowling Green Station, New York, New York 10274-0084, Attention: Corporate Trust and Agency Division, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass-Through Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass-Through Trust will be issued to the designated transferee or transferees.
                  The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass-Through Trust, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Pass-Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.
                  The Pass-Through Trustee, the Company, the Owner Trusts, the Registrar and any agent of the Pass-Through Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass-Through Trustee, the Company, the Owner Trusts, the Registrar nor any such agent shall be affected by any notice to the contrary.
                  The obligations and responsibilities created by the Agreement and the Pass-Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                                                                       EXHIBIT B
                       FORM OF THE PASS-THROUGH TRUSTEE'S
                          CERTIFICATE OF AUTHENTICATION

                           This is one of the Certificates referred to in the within-mentioned Agreement.


                                               UNITED STATES TRUST
                                               COMPANY OF NEW YORK
                                                 as Pass-Through Trustee


                                               By:______________________
                                                   Authorized Officer

                                                                       EXHIBIT C
                          FORM OF TRANSFER CERTIFICATE
                                   CERTIFICATE
                               MIDWEST GENERATION
                           SERIES B PASS-THROUGH TRUST
                       PASS-THROUGH CERTIFICATES, SERIES B
                  This is to certify that as of the date hereof with respect to $___________________ principal amount of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Certificates") for registration of transfer, or for exchange where the securities issuable upon such exchange are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Certificates associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Certificates for the reason checked below:

   / /         Transfer to Midwest Generation       / /         Transfer outside the United States in compliance
               Series B Pass-Through Trust                      with Rule 904 of the Securities Act.
   / /         Transfer inside the United           / /         Transfer inside the United States (i) to an
               States to a Qualified                            Institutional Accredited Investor that has
               Institutional Buyer in                           previously furnished to the Pass-Through Trustee a
               compliance with Rule 144A under                  signed letter containing certain representations and
               the Securities Act.                              agreements relating to restrictions on transfer and
                                                                (ii) by a Holder that has previously furnished the
                                                                Company and the Transfer Agent with such
                                                                certifications, legal opinions or other information
                                                                requested to confirm that such transfer is being made
                                                                pursuant to an exemption from, or in a transaction
                                                                not subject to, the registration requirements of the
                                                                Securities Act.

                                                     [Name of Holder]

                                                    ___________________________

Dated: _____________, ______*


--------------------------
*  To be dated the date of presentation or surrender

                                                                       EXHIBIT D


             FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS Midwest Generation, LLC
One Financial Place
440 South LaSalle Street, Suite 3500
Chicago, IL 60605

Credit Suisse First Boston Corporation
Lehman Brothers Inc.
     As Representatives of the several Initial Purchasers
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs:

         We are delivering this letter in connection with an offering of Midwest Generation Pass-Through Certificates, Series A and Series B (the "Securities") of Midwest Generation, LLC, a Delaware limited liability company (the "Company"), all as described in the Confidential Offering Circular (the "Offering Circular") relating to the offering.

         We hereby confirm that:

         (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

         (ii) (A) any purchase of the Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or
(B) we are a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in
Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion,

         (iii) in the event that we purchase any of the Securities, we will acquire Securities having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

         (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities;

         (v) we are not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any of the Securities, except inside the United States in accordance with Rule 144A under the Securities Act or outside the United States in accordance with Regulation S under the Securities Act, as provided below; PROVIDED that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

         (vi) we have received a copy of the Offering Circular relating to the offering of the Securities and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Securities.

         We understand that the Securities are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Securities have not been and will not be registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell, pledge or otherwise transfer such Securities, such Securities may be offered, resold, pledged or otherwise transferred only (i) to the Company, (ii) in the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in a transaction meeting the requirements of Rule 144A, (iii) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through
(v), in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent for the Securities will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Securities acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

         We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


Date: _____________________        __________________________________________
                                   (Name of Purchaser)

                                   By:_______________________________________
                                      Name:
                                     Title:
                                   Address:


                                       3